SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Power Integrations, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

POWER INTEGRATIONS, INC.

5245 Hellyer Avenue

San Jose, California 95138

April 26, 2004

To Power Integrations Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Power Integrations, Inc. on June 3, 2004 at our principal executive offices located at 5245 Hellyer Avenue, San Jose, California 95138 at 1:00 p.m., local time.

The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed is a copy of the 2003 Power Integrations, Inc. Annual Report, which includes audited financial statements and certain other information.

It is important that you use this opportunity to take part in the affairs of Power Integrations, Inc. by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR VOTE ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE. Returning the proxy or voting electronically or by telephone does not deprive you of your right to attend the meeting and vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

Balu Balakrishnan

President and Chief Executive Officer

POWER INTEGRATIONS, INC.

5245 Hellyer Avenue

San Jose, California 95138

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 3, 2004

Dear Stockholder:

You are invited to attend the annual meeting of stockholders of Power Integrations, Inc., which will be held on June 3, 2004, at 1:00 p.m. local time at our principal executive offices located at 5245 Hellyer Avenue, San Jose, California 95138, for the following purposes:

1.	To elect two (2) Class I directors to hold office for a three-year term and until their successors are elected and qualified.

2.	To approve an amendment to our 1997 Stock Option Plan which provides that effective January 1, 2005, 750,000 shares, which would otherwise only be available for grant under the plan pursuant to non-statutory stock options, may instead be granted pursuant to incentive stock options.

3.	To approve an increase in the number of shares reserved for issuance under our 1997 Employee Stock Purchase Plan from 1,500,000 to 2,000,000 shares of common stock.

4.	To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2004.

5.	To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on April 12, 2004 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our principal offices.

By order of the Board of Directors,

John M. Cobb

Secretary

San Jose, California

April 26, 2004

STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR TO VOTE ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS OR HER PROXY PRIOR TO THE TIME IT IS VOTED, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

i

(continued)

ii

POWER INTEGRATIONS, INC.

5245 Hellyer Avenue

San Jose, California 95138

PROXY STATEMENT FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited by the board of directors of Power Integrations, Inc., a Delaware corporation (hereinafter referred to as “Power Integrations,” “Company,” “we,” “us” and “our”), for use at the annual meeting of stockholders to be held June 3, 2004, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed proxy are being mailed to stockholders on or about April 26, 2004.

GENERAL INFORMATION

Annual Report.    An annual report for the year ended December 31, 2003 is enclosed with this proxy statement.

Voting Securities.    Only stockholders of record as of the close of business on April 12, 2004 will be entitled to vote at the meeting and any adjournment thereof. As of that date, Power Integrations had 30,750,161 shares of common stock, par value $.001 per share, issued and outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Stockholders may vote in person or by proxy. Each stockholder holding shares of common stock is entitled to one vote for each share of stock held on the proposals presented in this proxy statement. Power Integrations’ bylaws provide that a majority of all of the shares of capital stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Broker Non-Votes.    A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include amendments to stock plans.

Solicitation of Proxies.    Power Integrations will bear the cost of soliciting proxies. Power Integrations will solicit stockholders by mail, through regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have Power Integrations’ stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. Power Integrations may use the services of the company officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. In addition, Power Integrations has engaged the services of The Altman Group, a proxy solicitation firm. Power Integrations will pay approximately $4,000.00 for these services and will reimburse The Altman Group for its reasonable, out-of-pocket expenses.

Voting of Proxies.    All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Corporate Secretary of Power Integrations, at the principal executive offices at 5245 Hellyer Avenue, San Jose, California, 95138, of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

Telephone and Internet Voting.    Stockholders whose shares are registered in their own names may vote either via the Internet or by telephone. Specific instructions to be followed by any registered stockholder interested in voting via Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded.

If a stockholder’s shares are registered in the name of a bank or brokerage firm, the stockholder may be eligible to vote the shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. If a stockholder’s bank or brokerage firm is participating in ADP’s program, the proxy card will provide instructions. If a stockholder’s proxy card does not reference Internet or telephone information, please complete and return the proxy card in the postage-prepaid envelope provided.

PROPOSAL NUMBER ONE:

ELECTION OF DIRECTORS

Power Integrations has a classified board of directors which currently consists of eight (8) authorized directors:  two (2) of whom are Class I directors, three (3) of whom are Class II directors, and three (3) of whom are Class III directors. Class I, Class II and Class III directors serve until the annual meeting of stockholders to be held in 2004, 2005 and 2006, respectively, and until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in that class whose terms expire at such annual meeting. On February 12, 2004, pursuant to its bylaws, the board of directors created a vacancy in Class III on the board of directors and then thereafter appointed Balakrishnan S. Iyer as a Class III director.

The terms of Class I directors will expire on the date of the upcoming annual meeting. Accordingly, two persons are to be elected to serve as Class I directors of the board of directors at the meeting. The nominees of the nominating and corporate governance committee of the board of directors for election at the 2004 annual meeting of stockholders to Class I of the board of directors are R. Scott Brown and Steven J. Sharp. Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies received FOR the election of each nominee named in this section. If elected, each nominee will serve as a director until Power Integrations’ annual meeting of stockholders in 2007, and until his successor is elected and qualified. If the nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for a substitute nominee as the board of directors may designate.

Vote Required and Board Of Directors’ Recommendation

If a quorum is present and voting, the two nominees for Class I director receiving the highest number of votes will be elected as Class I directors. Abstentions and broker-non-votes have no effect on the vote.

The board of directors unanimously recommends a vote “FOR” the nominees named above.

The table below sets forth the names of and certain information about Power Integrations’ directors, including the Class I nominees to be elected at this meeting.

Name	Principal occupation with Power Integrations	Age	Director since
Class I nominees to be elected at the 2004 annual meeting of stockholders:
R. Scott Brown	Director	63	1999
Steven J. Sharp	Director	62	1988

Class II directors whose terms expire at the 2005 annual meeting of stockholders:
Balu Balakrishnan	President and Chief Executive Officer	49	2002
Nicholas E. Brathwaite	Director	44	2000
E. Floyd Kvamme	Director	65	1989

Class III directors whose terms expire at the 2006 annual meeting of stockholders:
Alan D. Bickell	Director	67	1999
Howard F. Earhart	Chairman of the Board	63	1995
Balakrishnan S. Iyer	Director	47	2004

Directors

Class I Nominees:

R. Scott Brown has served as member of the board of directors since July 1999. Mr. Brown has been retired since May 1, 1999. From 1985 to May 1999, Mr. Brown served as senior vice president of worldwide sales and support for Xilinx, Inc., a designer and developer of complete programmable logic solutions for use by electronic equipment manufacturers.

Steven J. Sharp is one of the founders of Power Integrations and has served as a member of the board of directors since our inception in 1988. Mr. Sharp is chairman of the board of directors of TriQuint Semiconductor, a manufacturer of electronic components for the communications industry. He served as president, chief executive officer and chairman of the board of TriQuint Semiconductor from 1991 until July 2002. Prior to TriQuint Semiconductor, Mr. Sharpe was associated with various venture capital and startup semiconductor firms. He helped start Crystal Semiconductor (now Cirrus Logic), Gazzelle Microelectronics (now TriQuint) and MegTest (now Teledyne). He also founded Silicon Architects (now Synopsys). Mr. Sharp also serves on the board of directors of several private companies and charitable organizations.

Class II Directors

Balu Balakrishnan has served as president and chief executive officer and as a director of Power Integrations since January 2002. He served as president and chief operating officer from April 2001 to January 2002. From January 2000 to April 2001, he was vice president of engineering and strategic marketing. From September 1997 to January 2000, he was vice president of engineering and new business development. From September 1994 to September 1997, Mr. Balakrishnan served as vice president of engineering and marketing.

Nicholas E. Brathwaite has served as a member of the board of directors since January 2000. Mr. Brathwaite currently serves as senior vice president and chief technology officer for Flextronics International, a provider of engineering, advanced electronics manufacturing and logistical services, and has held various engineering management positions with Flextronics since 1995. From 1989 to 1995, Mr. Brathwaite held various management positions at nChip, a multi-chip module company.

E. Floyd Kvamme has served as a member of the board of directors since September 1989. Mr. Kvamme has been a general partner of Kleiner Perkins Caufield & Byers, a venture capital company, since 1984. Mr. Kvamme also serves on the board of directors of Brio Technology, Harmonic Inc., National Semiconductor, Photon Dynamics and several private companies.

Class III Directors

Alan D. Bickell has served as a member of the board of directors since April 1999. Mr. Bickell retired in 1996 after more than 30 years with Hewlett Packard, serving as a corporate senior vice president and managing director of geographic operations since 1992. Mr. Bickell also serves on the board of Asiainfo Holdings, Inc. and the Peking University Educational Foundation (USA).

Howard F. Earhart has served as president, chief executive officer and as a director from January 1995 until January 2002 and continues as the chairman of the board of directors. His management experience includes photographic film products at Eastman Kodak and consumer products at Memorex Corporation, where he was president of the consumer products group. Mr. Earhart also served as chief executive officer of Lin Data Corp. and Information Magnetics Corporation; both companies manufacture semiconductor-based components for the disk drive industry. Mr. Earhart currently serves on the board of directors of two private companies.

Balakrishnan S. Iyer has been a director since February 2004. Previous to joining Power Integrations, he served as senior vice president and chief financial officer of Conexant Systems, Inc., a semiconductor systems solutions company, from December 1998 to June 2003; senior vice president and chief financial officer of Rockwell Semiconductor Systems, a semiconductor company, from October 1998 to December 1998; and senior vice president and chief financial officer of VLSI Technology, Inc., a semiconductor company, prior to that. Mr. Iyer is currently a director of Conexant Systems, Inc., Invitrogen Corporation, Qlogic Corporation and Skyworks Solutions, Inc.

The board of directors has determined that, other than Balu Balakrishnan and Howard F. Earhart, each of the members of the board of directors is an independent director for purposes of the NASDAQ rules.

Board Of Directors’ Committees and Meetings

During the fiscal year ended December 31, 2003, the board of directors held five (5) meetings. The board of directors has established an audit committee, a compensation and equity award committee and a nominating and corporate governance committee. Each incumbent director attended at least 75% of the aggregate of such meetings of the board of directors and any committee of the board on which he served.

Audit Committee

The members of the audit committee of the board of directors during fiscal 2003 were Alan D. Bickell, Nicholas Brathwaite and E. Floyd Kvamme. On April 19, 2004, the board of directors changed the audit committee membership to be comprised of Alan D. Bickell, Balakrishnan S. Iyer and E. Floyd Kvamme. Each of the members of the audit committee during fiscal 2003 and those currently on the audit committee are independent for purposes of NASDAQ and Securities and Exchange Commission rules as they apply to audit committee members. Mr. Alan D. Bickell is an audit committee financial expert, as defined in the rules of the Securities and Exchange Commission. The functions of the audit committee include recommending to the board of directors the retention of independent auditors, reviewing their independence, reviewing and approving the planning and staffing of the annual audit, reviewing and approving any fee arrangements with the auditors, overseeing their audit work, reviewing and pre-approving any services that may be performed by them, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies, and reviewing and approving any related party transactions. During fiscal 2003, the audit committee held five (5) meetings. For additional information concerning the audit committee, see “REPORT OF THE AUDIT COMMITTEE.” The board of directors adopted a new charter for the audit committee on October 21, 2003, a copy of which is set forth as Annex A to this proxy statement.

Compensation and Equity Award Committee

The members of the compensation and equity award committee of the board of directors during fiscal 2003 were Alan D. Bickell, R. Scott Brown and E. Floyd Kvamme. Each member of the compensation and equity award committee is independent for purposes of the Nasdaq rules. The compensation and equity award committee’s function is to make decisions concerning salaries and incentive compensation for executive officers of Power Integrations. During fiscal 2003, the compensation and equity award committee held three (3) meetings. For additional information concerning the compensation and equity award committee, see “REPORT OF THE COMPENSATION AND EQUITY AWARD COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION.”

Nominating and Corporate Governance Committee

The board of directors formed a nominating and corporate governance committee on April 19, 2004. The members of the nominating and corporate governance committee are Nicholas E. Brathwaite, Balakrishnan S. Iyer and Steven J. Sharp. Each of the members of the nominating and corporate governance committee is independent for purposes of the NASDAQ rules. The primary responsibilities of the nominating and corporate governance committee are to identify individuals qualified to become members of the board of directors, select or recommend to the board of directors director nominees for each election of directors, develop and recommend to the board of directors criteria for selecting qualified director candidates, consider committee member qualifications, appointment and removal, recommend and/or review the adequacy of corporate governance principles applicable to Power Integrations, and provide oversight in the evaluation of the board of directors and each committee. The charter for the nominating and corporate governance committee is set forth in its entirety as Annex B to this Proxy Statement and can also be obtained by writing to us at Power Integrations, Inc., 5245 Hellyer Avenue San Jose, California 95138, Attention: Investor Relations.

In fulfilling its responsibilities, the nominating and corporate governance committee considers the following factors in reviewing possible candidates for nomination as director:

•	the appropriate size of the board of directors and its committees;

•	the perceived needs of the board of directors for particular skills, background and business experience;

•	the skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the board of directors;

•	nominees’ independence from management;

•	applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

•	the benefits of a constructive working relationship among directors; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The nominating and corporate governance committee’s goal is to assemble a board of directors that brings to Power Integrations a variety of perspectives and skills derived from high quality business and professional experience. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the best interests of our stockholders. They must also have an inquisitive and objective perspective and mature judgment. Director candidates must have sufficient time available in the judgment of the nominating and corporate governance committee to perform all board of director and committee responsibilities. Members of the board of directors are expected to prepare for, attend, and participate in all board of director and applicable committee meetings.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders. The nominating and corporate governance committee believes that it is preferable that at least one member of the board of directors should meet the criteria for an audit committee financial expert as defined by Securities and Exchange Commission rules. Under applicable listing requirements at least a majority of the members of the board of directors must meet the definition of independent director. The nominating and corporate governance committee also believes it appropriate for one or more key members of the Company’s management to participate as members of the board of directors.

The nominating and corporate governance committee will annually evaluate the current members of the board of directors whose terms are expiring and who are willing to continue in service against the criteria set forth above in determining whether to recommend these directors for election. The nominating and corporate governance committee will regularly assess the optimum size of the board of directors and its committees and the needs of the board of directors for various skills, background and business experience in determining if the board of directors requires additional candidates for nomination.

Candidates for nomination as director are expected to come to the attention of the nominating and corporate governance committee from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of the nominating and corporate governance committee at any point during the year. Such candidates will be evaluated against the criteria set forth above. If the nominating and corporate governance committee believes at any time that it is desirable that the board of directors consider additional candidates for nomination, the committee may poll directors and management for suggestions or conduct research to identify possible candidates and may engage, if the nominating and corporate governance committee believes it is appropriate, a third party search firm to assist in identifying qualified candidates.

The nominating and corporate governance committee will evaluate any recommendation for director nominee proposed by a stockholder. In order to be evaluated in connection with the nominating and corporate governance committee’s established procedures for evaluating potential director nominees, any recommendation for director nominee submitted by a stockholder must be sent in writing to Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138, Attn: Corporate Secretary, 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year’s annual meeting of stockholders and must contain the following information:

•	the candidate’s name, age, contact information and present principal occupation or employment; and

•	a description of the candidate’s qualifications, skills, background, and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a member of the board of directors.

All directors and director nominees must submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the nominating and corporate governance committee.

The nominating and corporate governance committee will evaluate incumbent directors, as well as candidates for director nominee submitted by directors, management and stockholders consistently using the criteria stated above and will select the nominees that in the nominating and corporate governance committee’s judgment best suit the needs of the board of directors at that time.

In addition, our bylaws permit stockholders to nominate directors for consideration at an annual meeting. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such stockholder’s intent to make such nomination or nominations has been given in writing to the Corporate Secretary of Power Integrations. To be timely, a stockholder nomination for a director to be elected at an annual meeting shall be received at our principal executive offices not less than 120 calendar days in advance of the date that Power Integrations’ proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, or in the event of a nomination for director to be elected at a special meeting, notice by the stockholders, to be timely, must be received not later than the close of business on the tenth day following the day on which such notice of the date of the special meeting was mailed or such public disclosure was made. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of Power Integrations entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors; and (e) the consent of each nominee to serve as a director of Power Integrations if so elected.

In the event that a person is validly designated as a nominee in accordance with the bylaws and thereafter becomes unable or unwilling to stand for election to the board of directors, the board of directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than five days prior to the date of the meeting for the election of such nominee, of a written notice to the secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Corporate Secretary pursuant to the bylaws had such substitute nominee been initially proposed as a nominee. Such notice shall include a consent, signed by such substitute nominee, to serve as a director of Power Integrations, if elected.

If the chairman of the meeting for the election of directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of our bylaws, such nomination shall be void.

Communications with Directors

Stockholders may communicate with any and all of our directors by transmitting correspondence by mail or email addressed as follows:

Audit Committee Chairman, Alan D. Bickell

Power Integrations, Inc.

5245 Hellyer Avenue

San Jose, California, 95138

auditchairman@powerint.com

Director Attendance At Annual Meetings

Power Integrations encourages, but does not require, its board members to attend the annual stockholders meeting. Last year, one of our directors attended the annual meeting of stockholders.

Committee Charters and Other Corporate Governance Materials

The board of directors has adopted a charter for each of the committees as described above. The board of directors has also adopted a Code of Business Conduct and Ethics and a Policy for Reporting Violations and Complaints both of which apply to all of our employees, officers and directors and Corporate Governance Guidelines that apply principally to our board of directors. The nominating and corporate governance committee has adopted policies related to director nominations and communications by stockholders with members of the board of directors. All of our charters and corporate governance materials are available without charge upon request. Requests should be directed in writing to Power Integrations, Inc. 5245 Hellyer Avenue, San Jose, California 95138; Attention: Investor Relations.

Compensation of Directors

With the exception of the audit committee chairman, directors of Power Integrations receive $3,750 per quarter for services provided as a director and $1,000 for each regularly scheduled meeting of the board of directors they attend. The audit committee chairman receives $5,000 per quarter for his services. Directors are reimbursed for all reasonable travel and related expenses incurred in connection with attending board and committee meetings. Directors who are not employees of Power Integrations receive yearly grants of options to purchase common stock under the 1997 Outside Directors Stock Option Plan. On December 12, 2003, Messrs. Bickell, Brathwaite, Brown, Kvamme and Sharp were each granted an option to purchase up to 10,000 shares of Power Integrations common stock under this plan at an exercise price of $33.85 per share. Mr. Earhart waived his right to receive a fee and grant of stock options as compensation for his services as a director. For his services as a director commencing in February, 2004, Mr. Iyer was granted an option to purchase 30,000 shares of common stock.

PROPOSAL NUMBER TWO:

APPROVAL OF AMENDMENT TO THE

1997 STOCK OPTION PLAN

The board of directors adopted the 1997 Stock Option Plan, also referred to as the 1997 Plan, on June 3, 1997, and it was subsequently approved by the stockholders. Currently, the 1997 Plan provides that the maximum number of shares issuable under the 1997 Plan will automatically be increased on the first day of each fiscal year beginning on or after January 1, 1999 by an amount equal to 5% of the number of shares of our common stock which was issued and outstanding on the last day of the preceding fiscal year. However, to comply with the Internal Revenue Code of 1986 (the “Code”), the 1997 Plan provides that the number of shares which may cumulatively be available for issuance upon the exercise of incentive stock options, or ISOs, within the meaning of Section 422 of the Internal Revenue Code, will remain fixed at 9,476,454 shares (the “ISO Issuance Limit”). Because the use of ISOs is an important factor in attracting and retaining qualified employees, the board of directors has amended the 1997 Plan, subject to stockholder approval, to increase the ISO Issuance Limit by 750,000 shares, to 10,226,454 shares, effective as of January 1, 2005. The increase in the ISO Issuance Limit contemplated by this amendment will NOT increase the total number of shares issuable under the 1997 Plan.

The stockholders are now being asked to approve the increase in the ISO Issuance Limit from 9,476,454 shares to 10,226,454 shares. The board of directors believes that approval of this amendment is in our best interests and the best interests of our stockholders because the ability to grant ISOs is an important factor in attracting, motivating and retaining qualified officers and employees essential to our success and alignment of the officers and employees’ long-term interests with those of the stockholders.

Summary of the Provisions of the 1997 Plan

The following summary of the 1997 Plan is qualified in its entirety by the specific language of the 1997 Plan, a copy of which is attached as Annex C to this proxy statement.

General.    The 1997 Plan provides for the grant of ISOs and nonstatutory stock options. As of April 1, 2004, we had outstanding options under the 1997 Plan to purchase an aggregate of 6,033,048 shares at a weighted average exercise price of $18.50 per share. As of the same date, options to purchase 3,166,033 shares of common stock granted pursuant to the 1997 Plan had been exercised, and there were 3,400,901 shares of common stock available for future grants under the 1997 Plan. As of the same date, options to purchase 46,162 shares of common stock were outstanding under the 1988 Stock Option Plan. Shares subject to outstanding options granted pursuant to the 1988 Plan, when canceled, become available for grant under the 1997 Plan. From the inception of the 1997 Plan to March 31, 2004, options to purchase 76,949 such shares have been canceled.

Shares subject to the 1997 Plan.    The initial maximum share reserve of the 1997 Plan was 4,264,454 shares, which amount is increased annually on the first day of the fiscal year, January 1, by a number of shares equal to 5% of the number of shares of issued and outstanding common stock on the preceding December 31. The latest annual increase on January 1, 2004 was equal to 1,520,400 shares, resulting in a maximum reserve of 12,561,194 shares. However, the number of shares available for grant at any time under the 1997 Plan is reduced by the number of shares which remain subject to options granted under the 1988 Plan plus the number of shares subject to options granted under the 1988 Plan that have been exercised after June 3, 1997, and as of April 1, 2004, such total was 2,841,909 shares.

Currently, the ISO Issuance Limit is 9,476,454 shares and this limit does not automatically increase each year. Subject to stockholder approval, the board of directors has amended the 1997 Plan to increase the ISO Issuance Limit by 750,000 shares to 10,226,454 shares, effective January 1, 2005. Under the Code, the number of ISOs that may be granted under a plan must be an amount that is determinable on the date that the stockholders approve the plan. Because the 1997 Plan’s share reserve increases each year and the amount of the increase is not determinable in advance, the ISO Issuance Limit was approved as a fixed number. Thus, although the total number of shares issuable under the 1997 Plan automatically increases each fiscal year, the ISO Issuance Limit remains fixed. In order to allow us to continue to grant ISOs to our employees, the board approved the increase in the ISO Issuance Limit. The proposed increase in the ISO Issuance Limit will not increase the total number of shares issuable under the 1997 Plan, but will allow us to grant more ISOs to employees from the 1997 Plan’s current share reserve.

The 1997 Plan is also designed to preserve our ability to deduct in full, for federal income tax purposes, the compensation recognized by certain executive officers in connection with options granted under the 1997 Plan. Section 162(m) of the Internal Revenue Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid by a publicly held company to its chief executive officer or to any of its four other most highly compensated officers. However, compensation that is deemed to be “performance-based” under Section 162(m) is generally excluded from this limit. To enable compensation received in connection with options granted under the 1997 Plan to qualify as performance-based, the 1997 Plan limits the size of options that can be granted under the plan. Under this limitation, no employee may be granted one or more options within any fiscal year for more than 400,000 shares of Common Stock.

In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure, appropriate adjustments will be made to the shares subject to the 1997 Plan, the ISO Issuance Limit, the limit of options for no more than 400,000 shares to any employee in any fiscal year and outstanding options. To the extent any outstanding option under the 1997 Plan expires or terminates prior to exercise in full or if we repurchases shares issued upon exercise of an option, the shares of common stock for which that option is not exercised or the repurchased shares are returned to the 1997 Plan and will again be available for issuance under the 1997 Plan.

Administration.    The board of directors or a duly appointed committee of the board of directors may administer the 1997 Plan. (For purposes of this discussion, the term “board of directors” refers to either the board of directors or such committee.) With respect to the participation of individuals whose transactions in our equity securities are subject to Section 16 of the Securities Exchange Act of 1934, the 1997 Plan must be administered in compliance with the requirements, if any, of Rule 16b-3 under the Exchange Act. Subject to the provisions of the 1997 Plan, the board determines the persons to whom options are to be granted, the number of shares to be covered by each option, and all other terms and conditions of the options. The 1997 Plan also provides, subject to certain limitations, that we will indemnify any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from that person’s action or failure to act in administering the 1997 Plan. The board of directors will interpret the 1997 Plan and options granted thereunder, and all determinations of the board of directors will be final and binding on all persons having an interest in the 1997 Plan or any option under that plan.

Eligibility.    Generally, all of our employees, directors and consultants or of any present or future parent or subsidiary corporations of Power Integrations are eligible to participate in the 1997 Plan. In addition, the 1997 Plan also permits the grant of options to prospective employees, consultants and directors in connection with written offers of employment or engagement. As of April 1, 2004, we had approximately 305 employees, including eight (8) executive officers and eight (8) directors. Any person eligible under the 1997 Plan may be granted a nonstatutory option. However, only employees may be granted ISOs and no employee may be granted options for more than 400,000 shares during any fiscal year.

Terms and conditions of options.    Each option granted under the 1997 Plan is evidenced by a written agreement between us and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 1997 Plan. The exercise price per share must equal at least the fair market value of a share of our common stock on the date of grant of an ISO and at least 85% of the fair market value of a share of the common stock on the date of grant of a nonstatutory stock option. The exercise price of any ISO granted to a person who, at the time of grant owns stock possessing more than

10% of the total combined voting power of all classes of stock of our or any parent or subsidiary corporation of Power Integrations (a “10% Stockholder”), must be at least 110% of the fair market value of a share of our common stock on the date of grant. The fair market value of our common stock is based on the trading price of our shares on the Nasdaq National Market. The closing price of our Common Stock as reported on the Nasdaq National Market on April 1, 2004 was $29.37 per share.

Generally, the exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of our common stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares of common stock being acquired upon the exercise of the option, by means of a promissory note, by any lawful method approved by the board or by any combination of these. The board of directors may nevertheless restrict the forms of payment permitted in connection with any option grant.

The board of directors will specify when options granted under the 1997 Plan will become exercisable and vested. Generally, options granted under the 1997 Plan are exercisable on and after the date of grant, subject to the our right to reacquire, at the optionee’s exercise price, any unvested shares that the optionee holds upon termination of employment or service or if the optionee attempts to transfer any unvested shares. Shares subject to options generally vest in installments, subject to the optionee’s continued employment or service. The maximum term of ISOs granted under the 1997 Plan is ten years, except that an ISO granted to a 10% Stockholder may not have a term longer than five years. The 1997 Plan authorizes the board to grant nonstatutory stock options having a term in excess of ten years. Options are nontransferable by the optionee other than by will or by the laws of descent and distribution and are exercisable during the optionee’s lifetime only by the optionee; provided, however, that to the extent permitted by the board and set forth in the option agreement, a nonstatutory stock option may be transferred pursuant to a domestic relations order.

Change in control.    The 1997 Plan provides that a “change in control” occurs in the event of:

•	a sale or exchange by the stockholders of more than 50% of our voting stock,

•	a merger or consolidation in which we are a party,

•	the sale, exchange or transfer of all or substantially all of our assets, or

•	our liquidation or dissolution,

wherein, upon any such event, our stockholders immediately before such event do not retain direct or indirect beneficial ownership of at least 50% of the total combined voting power of our voting stock, its successor, or the corporation to which our assets were transferred.

Upon a change in control, the board of directors may arrange for the acquiring or successor corporation to assume or substitute new options for the options outstanding under the 1997 Plan. To the extent that the options outstanding under the 1997 Plan are not assumed, substituted for, or exercised prior to such event, they will terminate.

Our executive officers have entered into executive benefits agreements and stock option agreements pursuant to which vesting of options may accelerate and the post termination exercise period of an option may be extended. See “EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS.”

Termination or amendment.    Unless sooner terminated, no ISOs may be granted under the 1997 Plan after June 2, 2007. The board may terminate or amend the 1997 Plan at any time, but, without stockholder approval, the board may not adopt an amendment to the 1997 Plan which would increase the total number of shares of common stock reserved for issuance thereunder, change the class of persons eligible to receive ISOs, or require stockholder approval under any applicable law, regulation or rule. No amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve the option’s status as an ISO or is necessary to comply with any applicable law.

Options Granted to Certain Persons

The aggregate numbers of shares of common stock subject to options granted to the persons identified below under the 1997 Plan since its inception are as follows:

a)	Balu Balakrishnan, president and chief executive officer, 1,064,116 shares,

b)	Daniel M. Selleck, vice president marketing, 282,922 shares,

c)	Derek Bell, vice president engineering, 305,000 shares,

d)	John Tomlin, vice president operations, 295,000 shares,

e)	Bruce Renouard, vice president, worldwide sales, 240,000 shares,

f)	all current executive officers as a group, an aggregate of 3,195,908 shares,

g)	all current directors who are not executive officers as a group, an aggregate of 75,000 shares, and

h)	all employees, including current officers who are not executive officers, as a group, an aggregate of 6,426,795 shares.

Since its inception, no options have been granted under the 1997 Plan to any other nominee for election as a director, or any associate of any such director, nominee or executive officer, and no other person has been granted five percent or more of the total amount of options granted under the 1997 Plan.

Summary of Federal Income Tax Consequences of the 1997 Plan

The following summary is intended only as a general guide as to the U.S. federal income tax consequences of participation in the 1997 Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options.    An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. In such event, we will not be entitled to any corresponding deduction for federal income tax purposes. In the event of the optionee’s disposition of shares before both of these holding periods have been satisfied (a “disqualifying disposition”), the optionee will recognize ordinary income equal to the spread between the option exercise price and the fair market value of the shares on the date of exercise, but in most cases not to exceed the gain realized on the sale, if lower. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by Power Integrations for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date when an incentive stock option is exercised, or at such later time as the shares vest, is treated as an adjustment in computing income that may be subject to the alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options.    Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised or such later date as the shares vest (the later of such dates being referred to as the “determination date”). If the vesting date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to treat the exercise date as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. If the optionee is an employee, ordinary income recognized is generally is subject to withholding of income and employment taxes. Power Integrations generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have the authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote. Abstentions and broker non-votes will each be counted as present for purposed of determining the presence of a quorum.

The board of directors believes that approval of the increase in the ISO Issuance Limit is in the best interests of Power Integrations and our stockholders.

Therefore, for the reasons stated above, the board of directors unanimously recommends a vote “FOR” approval of an increase in the ISO Issuance Limit.

PROPOSAL NUMBER THREE:

APPROVAL OF AMENDMENT TO THE 1997 EMPLOYEE STOCK PURCHASE PLAN

At the annual meeting, the stockholders will be asked to approve an amendment to the our 1997 Employee Stock Purchase Plan, also referred to as the Purchase Plan, to increase the maximum number of shares of Common Stock that may be issued under the Purchase Plan by 500,000 shares. Our stockholders have previously approved the reservation of 1,500,000 shares of our Common Stock for purchase by employees under the Purchase Plan. As of April 1, 2004, a total of 212,586 shares remain available for future purchases, without giving effect to the proposed amendment.

The board of directors believes that the Purchase Plan benefits us and our stockholders by providing its employees with an opportunity to purchase shares of Common Stock through payroll deductions that helps to attract, retain and motivate valued employees. To provide a reasonable reserve of shares to permit us to continue offering this opportunity to its employees, the board of directors has adopted, subject to stockholder approval, an amendment to increase the number of shares of Common Stock reserved for issuance under the Purchase Plan by 500,000 shares, to a total of 2,000,000 shares.

Summary of the Purchase Plan

General.    At the beginning of each offering under the plan (an “Offering”), each participant in the Purchase Plan is granted the right to purchase, through accumulated payroll deductions, up to a number of shares of our Common Stock determined on the first day of the Offering (a “Purchase Right”). The Purchase Right is automatically exercised on each purchase date during the Offering unless the participant has withdrawn from participation in the Purchase Plan prior to such date. The Purchase Plan is intended to qualify as an “employee stock purchase plan” under section 423 of the Code.

Authorized Shares.    Currently, a maximum of 1,500,000 of our authorized but unissued or reacquired shares of Common Stock may be issued under the Purchase Plan, subject to appropriate adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization or similar change in our capital structure, or in the event of we are a party any merger, sale of assets or other reorganization. If any Purchase Right expires or terminates, the shares subject to the unexercised portion of such Purchase Right will again be available for issuance under the Purchase Plan.

Administration.    The Purchase Plan is administered by the board of directors or a committee of the board of directors. (For purposes of this discussion, the term “board of directors” refers to either the board of directors or such committee.) Subject to the provisions of the Purchase Plan, the board of directors determines the terms and conditions of Purchase Rights granted under the plan. The board of directors has the authority to interpret the Purchase Plan and Purchase Rights granted thereunder, and any such interpretation of the board of directors will be binding.

Eligibility.    Any of our employees or any employees of our parent or subsidiary designated by the board of directors for inclusion in the Purchase Plan are eligible to participate in an Offering under the plan so long as the employee is customarily employed for at least 20 hours per week and more than five months in any calendar year, unless that employee owns or holds options to purchase, or as a result of participation in the Purchase Plan, would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of our stock or of any parent or subsidiary. As of April 1, 2004, approximately 308 employees, including 8 executive officers, were eligible to participate in the Purchase Plan.

Offerings.    Generally, each Offering under the Purchase Plan is for a period of 24 months (an “Offering Period”). Offering Periods under the Purchase Plan are overlapping, with a new Offering Period beginning every six months. Offering Periods generally commence on February 1 and August 1 of each year (each an “Offering Date”) and end on the last day of January and July, respectively, occurring thereafter. Each Offering Period is generally comprised of four six-month purchase periods (each a “Purchase Period”). Shares are purchased on the last day of each Purchase Period (each a “Purchase Date”). The board of directors may establish a different term for any Offering (not to exceed 27 months) or Purchase Period or different commencement or ending dates for an Offering or a Purchase Period.

Participation and Purchase of Shares.    Participation in an Offering under the Purchase Plan is limited to eligible employees who authorize payroll deductions prior to the first day of an Offering Period (the “Offering Date”). Payroll deductions may not exceed 15% of an employee’s compensation on any payday during the Offering Period, provided that the board of directors may establish a different limit from time to time. An employee who becomes a participant in the Purchase Plan will automatically participate in each Offering beginning immediately after the last day of the Offering Period in which he or she is a participant until the employee withdraws from the Purchase Plan, becomes ineligible to participate, or terminates employment.

Subject to any uniform limitations or notice requirements imposed by us, a participant may increase or decrease his or her rate of payroll deductions or withdraw from the Purchase Plan at any time during an Offering. Upon withdrawal, we will refund without interest the participant’s accumulated payroll deductions not previously applied to the purchase of shares. Once a participant withdraws from an Offering, that participant may not again participate in the same Offering at any later time. If the fair market value of a share of Common Stock on the Offering Date of the current Offering in which employees are participating is greater than such fair market value on the Offering Date of a new Offering, then, unless a participant elects otherwise, each participant will be automatically withdrawn from the current Offering after purchasing shares and enrolled in the new Offering.

Subject to certain limitations, each participant in an Offering is granted a Purchase Right consisting of an option to purchase the lesser of (i) that number of whole shares of stock determined by dividing $50,000 by the fair market value of a share of our Common Stock on such Offering Date or (ii) 5,000 shares. As a further limitation, no participant may purchase shares of Common Stock under our Purchase Plan or any other employee stock purchase plan having a fair market value exceeding $25,000 (based on the fair market value of our Common Stock on the first day of the Offering Period in which the shares are purchased) for each calendar year in which a Purchase Right is outstanding.

On each Purchase Date, we issue to each participant in the Offering the number of shares of our Common Stock equal to the amount of payroll deductions accumulated for the participant during the Purchase Period divided by the purchase price, limited in any case by the number of shares subject to the participant’s Purchase Right for that Offering. The price at which shares are sold under the Purchase Plan is established by the board of directors but may not be less than 85% of the lesser of the fair market value per share of Common Stock on the Offering Date or on the Purchase Date. The fair market value of the Common Stock on any relevant date generally will be the closing price per share as reported on the Nasdaq National Market. On April 1, 2004 the closing price of our Common Stock as reported on the Nasdaq National Market on was $29.37 per share. Any payroll deductions under the Purchase Plan not applied to the purchase of shares will be returned to the participant without interest, unless the amount remaining is less than the amount necessary to purchase a whole share of Common Stock, in which case the remaining amount may be applied to the next Purchase Period.

Change in Control.    The Purchase Plan defines a “Change in Control” as any of the following events upon which our stockholders immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of our voting stock immediately before the event, direct or indirect beneficial ownership of a majority of the total combined voting power of our stock, its successor, or the corporation to which our assets were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of our voting stock; (ii) a merger or consolidation in which we are a party; (iii) the sale, exchange or transfer of all or substantially all of our assets or (iv) our liquidation or dissolution. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may assume our rights and obligations under the Purchase Plan. However, if such corporation elects not to assume the outstanding Purchase Rights, the Purchase Date of the then current Offering Period will be accelerated to a date specified by the board of directors that occurs before the Change in Control. Any Purchase Rights that are not assumed or exercised prior to the Change in Control will terminate.

Termination or Amendment.    The Purchase Plan will continue until terminated by the board of directors or until all of the shares reserved for issuance under the plan have been issued. The board of directors may amend or terminate the Purchase Plan at any time, except that the approval of our stockholders is required within 12 months of the adoption of any amendment increasing the number of shares authorized for issuance under the Purchase Plan, or changing the categories of corporations that may be designated by the board of directors as corporations whose employees may participate in the Purchase Plan.

Shares Purchased by Certain Persons

The aggregate numbers of shares of Common Stock purchased by certain persons under the Purchase Plan since its inception are as follows:

a)	Balu Balakrishnan, president and chief executive officer, 18,441 shares,

b)	Daniel M. Selleck, vice president marketing, 15,102 shares,

c)	Derek Bell, vice president engineering, 2,450 shares,

d)	John Tomlin, vice president operations, 4,358 shares,

e)	Bruce Renouard, vice president, worldwide sales, 4,544 shares,

f)	all current executive officers as a group, an aggregate of 61,953 shares,

g)	all current directors who are not executive officers as a group, an aggregate of 0 shares, and

h)	all employees, including current officers who are not executive officers, as a group, an aggregate of 1,225,461 shares.

None of our directors who are not executive officers are eligible to participate in the Purchase Plan. Since its inception, no shares have been issued under the Purchase Plan to any other nominee for election as a director, or any associate of any such director, nominee or executive officer, and no other person has been issued five percent or more of the total amount of shares issued under the Purchase Plan.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide as to the U.S. federal income tax consequences of participation in the Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Generally, there are no tax consequences to an employee of either becoming a participant in the Purchase Plan or purchasing shares under the Purchase Plan. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition. If a participant disposes of shares within two years after the Offering Date or within one year after the Purchase Date on which the shares are acquired (such disposition being referred to as a “disqualifying disposition”), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the Purchase Date and the purchase price. Such income may be subject to tax withholding by Power Integrations. Any additional gain or any loss recognized by the participant resulting from the disposition of the shares is a capital gain or loss. If the participant disposes of shares at least two years after the Offering Date and at least one year after the Purchase Date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of disposition and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and the purchase price (determined as if the Purchase Right were exercised on the

Offering Date). Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss. If the participant still owns the shares at the time of his or her death, the lesser of (i) the difference between the fair market value of the shares on the date of death and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and the purchase price (determined as if the Purchase Right were exercised on the Offering Date) is recognized as ordinary income in the year of the participant’s death.

If the participant disposes of the shares in a disqualifying disposition, we should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code.

Vote Required and Board Of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have the authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote. Abstentions and broker non-votes will each be counted as present for purposed of determining the presence of a quorum.

The board of directors believes that the proposed amendment to the Purchase Plan is in our best interests and in the best interests of our stockholders for the reasons stated above. Therefore, the board of directors unanimously recommends a vote “FOR” the proposed amendment to the Purchase Plan.

PROPOSAL NUMBER FOUR:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee of the board of directors of Power Integrations has selected KPMG LLP as independent auditors to audit the consolidated financial statements of Power Integrations for the fiscal year ending December 31, 2004. KPMG LLP has acted in such capacity since its appointment in fiscal year 2002. Previous to the appointment of KPMG LLP, Arthur Andersen LLP was Power Integrations’ independent auditors until June 21, 2002. A representative of KPMG LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to Power Integrations for the fiscal years ended December 31, 2002 and December 31, 2003 by Power Integrations independent auditors.

	Fiscal 2002	Fiscal 2003
Audit Fees(1)	$183,250	$229,650
Audit-Related Fees(2)	$0	$0
Tax Fees(3)	$0	$0
All Other Fees(4)	$0	$0

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Power Integrations consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

Power Integrations did not engage KPMG LLP to provide advice regarding financial information systems design and implementation during the year ended December 31, 2003.

Arthur Andersen LLP served as our independent auditors from 1990 until their dismissal resulting from the Arthur Andersen LLP dissolution on June 21, 2002. Arthur Andersen’s report on the financial statements for the fiscal year ended 2001 and KPMG LLP’s reports on the financial statements for fiscal years ended 2002 and 2003 did not contain an adverse opinion or disclaimer of opinion, or qualified or modified as to uncertainty, audit scope, or accounting principals. The decision to appoint KPMG LLP as Power Integrations’ independent auditors was recommended and approved by the audit committee.

The audit committee has a policy to approve in advance the engagement of its independent auditor for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approve the fees and other terms of any such engagement; provided, however, that the audit committee may establish pre-approval policies and procedures for any engagement to render such services, provided that such polices and procedures (x) are detailed as to particular services, (y) do not involve delegation to management of the audit committee’s responsibilities and (z) provide that, at its next scheduled meeting, the audit committee is informed as to each such service for which the independent auditor is engaged pursuant to such policies and procedures. In addition, the audit committee may delegate to one or more members of the committee the authority to grant pre-approvals for such audit and non-audit services, provided that (1) the decisions of such member(s) to grant any such pre-approval shall be presented to the audit committee at its next scheduled meeting and (2) the audit committee has established policies and procedures for such pre-approval of services consistent with the requirements of clauses (x) and (y) above.

Vote Required and Board of Directors’ Recommendation

Stockholder ratification of the selection of KPMG LLP as independent auditors is not required by our bylaws or otherwise. The board of directors, however, is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee and the board of directors will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the audit committee and the board of directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Power Integrations and our stockholders.

Approval of this proposal requires the affirmative vote of a majority of the votes cast at the annual meeting of stockholders, as well as the presence of a quorum representing a majority of all outstanding shares of Power Integrations, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

The board of directors unanimously recommends a vote “FOR” for ratifying the appointment of KPMG LLP as Power Integrations’ independent auditors for the fiscal year ending December 31, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 1, 2004, with respect to the beneficial ownership of Power Integrations’ common stock by:

•	each person known by Power Integrations to be the beneficial owner of more than 5% of Power Integrations common stock,

•	each director and director nominee of Power Integrations,

•	each executive officer named in the Summary Compensation Table below, and

•	all executive officers and directors of Power Integrations as a group.

	Shares Owned
Beneficial Owners(1)	Number of Shares(2)	Percentage(3)
5% Stockholders
Westfield Capital Management Co. LLC(4) One Financial Center Boston, MA 02111	2,652,000	8.63
FMR Corp.(5) 82 Devonshire Street Boston, MA 02109	1,762,500	5.74
Executive officers and directors
Balu Balakrishnan(6)	1,367,533	4.29
Derek Bell(7)	227,943	*
Bruce Renouard(8)	194,544	*
Daniel M. Selleck(9)	178,437	*
John Tomlin(10)	251,608	*
Alan D. Bickell(11)	69,749	*
Nicholas E. Brathwaite(12)	42,416	*
R. Scott Brown(13)	73,749	*
Howard F. Earhart(14)	276,167	*
Balakrishnan S. Iyer(15)	0	*
E. Floyd Kvamme(16)	211,389	*
Steven J. Sharp(17)	48,749	*
All executive officers and directors as a group (14 persons)(18)	3,497,439	10.38

*	Less than 1%
(1)	Power Integrations believes that the persons named in the table have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws (where applicable) and to the information contained in the footnotes to this table.
(2)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options. Options to purchase common stock of Power Integrations held by executive officers are immediately exercisable but are subject to vesting which lapses over time. Options to purchase common stock that are exercised prior to full vesting are subject to repurchase by us until the common stock so purchased becomes fully vested. Options to purchase common stock granted to our directors are not immediately exercisable.
(3)	Percentages are based on 30,729,183 shares of common stock outstanding on April 1, 2004, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after April 1, 2004, or May 30, 2004 are deemed to be outstanding for the purposes of calculating that stockholder’s percentage beneficial ownership.
(4)	Based on a Schedule 13G filed with the SEC on January 16, 2003. Westfield Capital Management Co. LLC has sole power to dispose of (or direct the disposition of) and vote (or direct the vote of) all 2,652,000 shares.

(5)	Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,762,500 shares or 5.74% of the Common Stock outstanding of Power Integrations as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 1,762,500 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.
(6)	Includes 1,133,000 shares of common stock issuable upon exercise of options, of which 568,751 shares are subject to repurchase by Power Integrations as of May 30, 2004 (see footnote 2).
(7)	Includes 227,000 shares of common stock issuable upon exercise of options, of which 137,658 shares are subject to repurchase by Power Integrations as of May 30, 2004 (see footnote 2).
(8)	Includes 190,000 shares of common stock issuable upon exercise of options, of which 140,625 shares are subject to repurchase by Power Integrations as of May 30, 2004 (see footnote 2).
(9)	Includes 163,806 shares of common stock issuable upon exercise of options, of which 62,314 shares are subject to repurchase by Power Integrations as of May 30, 2004 (see footnote 2).
(10)	Includes 247,250 shares of common stock issuable upon exercise of options, of which 152,918 shares are subject to repurchase by Power Integrations as of May 30, 2004 (see footnote 2).
(11)	Includes 68,749 shares of common stock issuable upon exercise of options.
(12)	Includes 41,250 shares of common stock issuable upon exercise of options.
(13)	Includes 68,749 shares of common stock issuable upon exercise of options.
(14)	Includes 145,000 shares of common stock issuable upon exercise of options.
(15)	Mr. Iyer does not own any shares of our common stock and may not exercise his options to purchase 30,000 shares prior to their vesting.
(16)	Includes 78,749 shares of common stock issuable upon exercise of options.
(17)	Includes 48,749 shares of common stock issuable upon exercise of options.
(18)	See footnotes 6 through 17. Includes 2,412,302 shares of common stock issuable upon exercise of options, of which 1,062,266 shares are subject to repurchase by Power Integrations as of May 30, 2004.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table sets forth information concerning the total compensation of the current chief executive officer and the four other most highly compensated executive officers for the fiscal years ended December 31, 2003, 2002 and 2001:

Summary Compensation Table

	Annual Compensation						Long term compensation awards
Name and principal position	Year	Salary		Bonus(1)			No. of securities underlying options	All other compensation(2)
Balu Balakrishnan(3) President and Chief Executive Officer	2003 2002 2001	$ $ $	320,000 316,019 275,796	$ $ $	273,333 210,432 58,314	(4)	300,000 200,000 300,000	$ $ $	1,380 759 759
Derek Bell Vice President, Engineering	2003 2002 2001	$ $ $	225,000 225,000 163,846	$ $ $	100,000 97,100 15,754		45,000 40,000 175,000	$ $ $	1,242 759 443
Bruce Renouard(5) Vice President, Worldwide Sales	2003 2002 2001	$ $ $	215,000 198,461 0	$ $ $	100,000 91,800 0		45,000 150,000 0	$ $ $	1,187 759 0
Daniel M. Selleck Vice President, Marketing	2003 2002 2001	$ $ $	226,600 235,062 225,815	$ $ $	100,000 97,100 17,874		45,000 50,000 45,000	$ $ $	1,214 759 759
John Tomlin(6) Vice President, Operations	2003 2002 2001	$ $ $	225,000 222,404 39,295	$ $ $	100,000 122,100 0		45,000 25,000 175,000	$ $ $	1,242 759 127

(1)	Bonuses are paid only if Power Integrations achieves its financial target for the year. Such bonuses are calculated based on a formula. See “REPORT OF THE COMPENSATION AND EQUITY AWARD COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION.”

(2)	Represents premiums paid by Power Integrations for life insurance coverage.

(3)	Mr. Balakrishnan was appointed president of Power Integrations in April 2001 and was appointed chief executive officer on January 21, 2002.

(4)	Includes $23,333 of patent awards that was paid to Mr. Balakrishnan in 2003 with respect to his work on patents that were assigned to Power Integrations in 2002.

(5)	Mr. Renouard joined Power Integrations in 2002.

(6)	Mr. Tomlin joined Power Integrations in 2001.

OPTION GRANTS IN LAST FISCAL YEAR

The following table provides certain information concerning options to purchase Power Integrations’ common stock granted during the fiscal year ended December 31, 2003 to the persons named in the Summary Compensation Table:

	Number of Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise Price Per Share(3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
Name					5%	10%
Balu Balakrishnan	300,000	19.68	17.75	1/8/13	3,348,864	8,486,679
Derek Bell	45,000	2.95	17.75	1/8/13	502,330	1,273,002
Bruce Renouard	45,000	2.95	17.75	1/8/13	502,330	1,273,002
Daniel M. Selleck	45,000	2.95	17.75	1/8/13	502,330	1,273,002
John Tomlin	45,000	2.95	17.75	1/8/13	502,330	1,273,002

(1)	Options granted in fiscal 2003 are immediately exercisable and generally vest fully within four years from the grant date subject to the optionee’s continued employment with Power Integrations. Such options generally vest at the rate of 1/8 on the six-month anniversary of the date of grant and 1/48 monthly thereafter. Power Integrations has a right to repurchase shares issued upon the exercise of unvested options until such shares become vested. Under the terms of the 1997 Plan, the administrator retains discretion, subject to the 1997 Plan limits, to modify the terms of outstanding options and to reprice outstanding options. The options have a term of 10 years, subject to earlier termination in certain situations related to termination of employment.

(2)	Based on options to purchase an aggregate of 1,524,362 shares that were granted in fiscal 2003.

(3)	All options were granted at an exercise price equal to the fair market value of Power Integrations’ stock on the date of grant.

(4)	Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the SEC and do not represent Power Integrations’ estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders’ continued employment through the vesting period. This table does not take into account any appreciation in the price of the common stock from the date of grant to date. The amounts reflected in this table may not necessarily be achieved.

AGGREGATED OPTION EXERCISES FOR FISCAL 2003 AND FISCAL 2003 YEAR-END VALUES

The following table provides certain information concerning exercises of options to purchase Power Integrations’ common stock during the fiscal year ended December 31, 2003, and unexercised options held as of December 31, 2003, by the persons named in the Summary Compensation Table above:

Aggregated Option Exercises In Last Fiscal Year And Fiscal 2003 Year-End Values

	Shares Acquired on Exercise	Value Realized(2)	Number of Securities Underlying Unexercised Options at 12/31/03		Value of Unexercised in-the-Money Options at 12/31/03(1)
Name			Exercisable(3)	Unexercisable	Exercisable(3)	Unexercisable
Balu Balakrishnan	22,000	$440,772	938,000	—	$17,436,790	—
Derek Bell	50,000	$793,235	182,000	—	$3,524,470	—
Bruce Renouard	50,000	$883,539	145,000		$2,570,950
Daniel M. Selleck	65,000	$1,503,294	173,806	—	$3,214,667	—
John Tomlin	43,500	$663,094	201,500	—	$3,081,306	—

(1)	Calculated on the basis of the fair market value of the underlying securities as of December 31, 2003 of $33.46 per share, as reported as the closing price on the Nasdaq National Market, minus the aggregate exercise price.

(2)	Fair market price on date of exercise, less exercise price.

(3)	The options in the table above are immediately exercisable in full at the date of grant, but shares purchased on exercise of unvested options are subject to a repurchase right in favor of Power Integrations which lapses ratably over 50 months for the 1998 Nonstatutory Stock Option Plan or 48 months for the 1997 Plan and entitles Power Integrations to repurchase unvested shares at their original issuance price.

No compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year was paid pursuant to a long-term incentive plan during fiscal 2003 to any person named in the Summary Compensation Table above. Power Integrations does not have any defined benefit or actuarial plan under which benefits are determined primarily by final compensation or average final compensation and years of service with any of the officers in the Summary Compensation Table above.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

Executive Benefits Agreements.    At a meeting held on April 18, 2002, the compensation and equity award committee approved Executive Benefits Agreements between Power Integrations and Balu Balakrishnan, a director and the chief executive officer, and each of the other executive officers, including Derek Bell, vice president, engineering, John M. Cobb, vice president, finance and administration and chief financial officer, Bruce Renouard, vice president, worldwide sales, Daniel M. Selleck, vice president, marketing, John Tomlin, vice president, operations, and Clifford J. Walker, vice president, corporate development. Mr. Morrish, vice president, strategic marketing and applications, entered into an Executive Benefit Agreement when he joined Power Integrations in August 2002. The Executive Benefits Agreements provide for acceleration of the vesting of stock options on a change of control of Power Integrations, severance benefits in the event of a termination of employment under certain circumstances on or within 18 months following a change of control of Power Integrations, severance benefits in the event of a termination of employment without cause or resignation for good reason prior to a change of control of Power Integrations or subsequent to 18 months following a change of control, and retirement benefits upon an executive’s completion of time and service requirements.

A change of control is defined generally as acquisition by any person of a beneficial ownership of 50% or more of Power Integrations’ voting stock, certain mergers or other business combinations involving Power Integrations, the sale of more than 50% of Power Integrations’ assets, liquidation of Power Integrations or change in the majority of the incumbent members of the board of directors (except changes in the board of directors’

composition approved by a majority of the directors). For Mr. Balakrishnan, 50% of the then unvested shares vest upon a change of control, and vesting is increased to 100% if the acquiring company does not assume the options. For the other executive officers, 25% of the then unvested shares vest upon a change of control, and vesting increased to 50% if the acquiring company does not assume the options.

Each executive is entitled to severance benefits in the event that the executive is terminated without cause or resigns for good reason, on or within 18 months following a change of control. “Cause” includes, among other acts, a material act of theft, fraud, improper disclosure of confidential information, or an intentional act by an executive causing harm to the reputation of Power Integrations and “good reason” includes, among other acts, a material decrease in an executive’s compensation, responsibility level or relocation of more than 50 miles from executive’s current work place. Mr. Balakrishnan is entitled to a lump sum cash payment equal to twelve months of his annual salary plus target incentive bonus, acceleration of 100% of all his then unvested stock options, extension of the post termination stock option exercise period to one year, and continued medical and dental coverage under the Power Integrations health plans for twelve months at Power Integrations’ expense. Each of the other executive officers is entitled to a lump sum cash payment equal to six months of his annual salary and 50% of his target incentive bonus, acceleration of 50% of his then unvested stock options, extension of the post termination stock option exercise period to one year and continued medical and dental coverage under the Power Integrations health plans for six months at Power Integrations’ expense.

An executive is entitled to retirement benefits if he has served Power Integrations for a given number of years, has achieved a certain age and is not employed elsewhere, full or part time, or otherwise engaged in competition with Power Integrations. Mr. Balakrishnan is entitled to the extension of his post termination stock option exercise period for vested options for the term of the option and medical and dental benefits for his immediate family at Power Integrations’ expense until he achieves the age of 65; thereafter, participation in the health plans would be at Mr. Balakrishnan’s expense. Each of the other executive officers are entitled to the extension of his post termination stock option exercise period for vested options for the earlier of five years or the term of the option and medical and dental benefits for the executive officer’s immediate family at Power Integrations expense until the executive officer achieves the age of 65; thereafter, participation in the health plans would be at the executive officer’s expense. The post termination exercise period for the vested stock options will be extended only if such extension does not require Power Integrations to incur a compensation expense for financial statement purposes. These retirement benefits will also become available if Mr. Balakrishnan or each of the other executive officers terminates his employment due to death or disability.

If any part of the benefits provided under the Executive Benefits Agreements are determined by Power Integrations’ accountants to be an excess parachute payment under Section 280G of the Code, the benefits will (i) either be reduced to the minimum extent necessary to have no excess parachute payment or (ii) be subject to the parachute payment, whichever amount provides the greatest amount of benefits.

Stock option agreements.    On January 8, 2003, the compensation and equity award committee granted Mr. Balakrishnan options to purchase 300,000 shares of common stock, Mr. Morrish options to purchase 10,000 shares of common stock and each of Messrs. Bell, Cobb, Selleck, Renouard, Tomlin and Walker options to purchase 45,000 shares of common stock. Each grant is subject to a stock option agreement with terms pertaining to acceleration of vesting and extension of post termination exercise periods which are substantially identical to the terms appearing in the Executive Benefits Agreements described above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as otherwise disclosed in this proxy statement, during the fiscal year ended December 31, 2003, there was not, nor is there currently proposed any transaction or series of similar transactions to which Power Integrations was or is to be a party in which the amount involved exceeds $60,000 and in which any executive officer, director or holder of more than 5% of any class of voting securities of Power Integrations and members of that person’s immediate family, had or will have a direct or indirect material interest.

We entered into indemnification agreements with each of our executive officers and directors. Such indemnification agreements require us to indemnify these individuals to the fullest extent permitted by law.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Power Integrations’ executive officers, directors and persons who beneficially own more than 10% of Power Integrations’ common stock to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish Power Integrations with copies of all Section 16(a) forms that they file.

Based solely on review of the forms furnished to Power Integrations and written representations from certain reporting persons, Power Integrations believes that all filing requirements applicable to the executive officers, directors and persons who beneficially own more than 10% of Power Integrations common stock were complied with in fiscal 2003 except that statements of changes in beneficial ownership of securities with respect to (i) options granted to Messrs. Brown, Sharp, Brathwaite, Kvamme and Bickell on December 12, 2003 and (ii) one other disposition of common stock by Steven J. Sharp were not timely filed. Corrective filings have since been made.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about Power Integrations’ common stock that may be issued upon the exercise of options, warrants and rights under all of the existing equity compensation plans as of December 31, 2003, including the Power Integrations 1988 Stock Option Plan, the Power Integrations 1997 Stock Option Plan, the Power Integrations 1997 Outside Directors Stock Option Plan, the Power Integrations 1997 Employee Stock Purchase Plan and the Power Integrations 1998 Non-Statutory Stock Option Plan.

Plan category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights (a)		Weighted Average Exercise Price Of Outstanding Options, Warrants And Rights (b)		Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (excluding Securities Reflected In Column (a)) (c)
Equity compensation plans approved by security holders	53,054 5,118,023 373,334 N/A	(1) (2) (3) (4)	$ $ $	0.6576 16.314 24.1062 N/A	0 2,993,916 336,668 308,679
Equity compensation plans not approved by security holders	237,689	(5)		$16.1679	116,593

Total	5,782,100			$16.6678	3,755,856

(1)	Issued under the Power Integrations 1988 Stock Option Plan.

(2)	Issued under the Power Integrations 1997 Stock Option Plan. The shares reserved for issuance under the 1997 Plan are subject to an automatic increase on January 1 of each year by a number of shares equal to 5% of the issued and outstanding common stock on the preceding December 31.

(3)	Issued under the Power Integrations 1997 Outside Directors Stock Option Plan.

(4)	Issued under the Power Integrations 1997 Employee Stock Purchase Plan.

(5)	Issued under the Power Integrations 1998 Nonstatutory Stock Option Plan.

Although the principal features of the 1998 Nonstatutory Stock Option Plan, also referred to as the 1998 Plan, are summarized below, the summary is qualified in its entirely by the full text of the 1998 Plan. Stockholder approval of the 1998 Plan was not required.

Material Features of the 1998 Plan

We have reserved a maximum of 1,000,000 shares of Common Stock for issuance under the 1998 Plan. The 1998 Plan provides for the granting of nonstatutory stock options to employees and consultants with exercise prices equal to at least 85% of the fair market value of our Common Stock on the date of grant. Options granted under the 1998 Plan generally have a 10-year term and vest at the rate of  1/4 of the shares on the first anniversary of the date of grant and  1/48 of the shares monthly thereafter. An option will generally remain exercisable for three months following termination of service, and six months if termination results from the optionee’s death or disability. The board may amend or terminate the 1998 Plan at any time.

REPORT OF THE COMPENSATION AND EQUITY AWARD COMMITTEE

ON EXECUTIVE COMPENSATION

On December 31, 2003, Alan D. Bickell, R. Scott Brown and E. Floyd Kvamme were members of the compensation and equity award committee. Each member of the compensation and equity award committee is a non-employee member of the board of directors. For fiscal year ended December 31, 2003, all decisions concerning executive compensation were made by the compensation and equity award committee as constituted on December 31, 2003. This committee is responsible for setting and administering the policies governing annual compensation of the executive officers of Power Integrations. The compensation and equity award committee reviews the chief executive officer’s recommendations regarding the performance and compensation levels for executive officers other than our chief executive officer.

Overview

The goals of Power Integrations’ executive officer compensation policies are to attract, retain and reward executive officers who contribute to Power Integrations’ success, to align executive officer compensation with Power Integrations’ performance and to motivate executive officers to achieve Power Integrations’ business objectives. Power Integrations uses salary, bonus compensation and option grants to attain these goals. The compensation and equity award committee reviews compensation surveys and other data to enable the committee to compare Power Integrations’ compensation package with that of similarly-sized high technology companies in Power Integrations’ geographic area.

Salary

Base salaries of executive officers are reviewed annually, and if deemed appropriate, adjustments are made based on individual executive officer performance, scope of responsibilities and levels paid by similarly-sized high technology companies in Power Integrations’ geographic area. Commencing with the 2003 fiscal year, in determining the salaries of the executive officers, the compensation and equity award committee considered information provided by Power Integrations’ chief financial officer, as well as salary surveys and similar data prepared by AON Consulting Radford Division, an employment consulting firm. In preparing the performance graph set forth in the section entitled “COMPARISON OF STOCKHOLDER RETURN,” Power Integrations has selected the CRSP Index for Nasdaq Electronic Components Stocks as its published industry index; however, the companies included in the Power Integrations’ salary surveys are not necessarily those included in this index, because companies in the index may not compete with Power Integrations for executive talent, and companies which do compete for executive officers may not be publicly traded.

The chief executive officer is responsible for evaluating the performance of all other executive officers and recommends salary adjustments which are reviewed and approved by the compensation and equity award committee. In addition to considering the performance of individual executive officers and information concerning competitive salaries, significant weight is placed on the financial performance of Power Integrations in considering salary adjustments.

Bonus Compensation

Target cash bonuses for each executive officer are set annually by the compensation and equity award committee and are based on the anticipated relative contribution of each executive officer to Power Integrations’ financial performance. The cash bonuses are paid annually. The actual amounts of the bonuses are determined by a formula which uses Power Integrations’ financial performance as its principal variable.

Stock Options

Power Integrations strongly believes that equity ownership by executive officers provides incentives to build stockholder value and align the interests of executive officers with the stockholders. The size of an option grant to an executive officer has generally been determined with reference to similarly-sized high technology companies in Power Integrations’ geographic area for similar positions, the responsibilities and expected future contributions of the executive officer, as well as recruitment and retention considerations. In fiscal 2003, the compensation and equity award committee approved, by a unanimous written consent, stock option grants under the 1997 Plan to certain of the executive officers. See “OPTION GRANTS IN LAST FISCAL YEAR.”

Executive Benefits Agreements

In fiscal 2003, the compensation and equity award committee reviewed its policy regarding change of control agreements for executive officers. The compensation and equity award committee recognized the need to provide enhanced financial security to the executive officers, to promote the retention of the executive officers’ services, and with respect to a change of control, to induce such officers to remain employed during the uncertainty engendered by the possibility or pendency of a change of control or similar events. The compensation and equity award committee also concluded that the executive benefits agreements provided retention incentives in line with similar incentives at comparable companies. Accordingly, in fiscal 2003, the compensation and equity award committee approved stock option agreements pursuant to which stock options were granted in fiscal 2003 for each of the executive officers. The executive benefits agreements provide severance benefits, including acceleration of vesting of stock options upon a change of control and in the event of an involuntary termination prior to or within 18 months of a change of control, and certain retirement benefits, including medical and dental benefits and extension of post-termination exercise periods for stock options upon the retirement of an executive officer who has met certain age and service requirements. The stock option agreements provide for terms pertaining to acceleration of vesting and extension of post termination exercise periods which are substantially identical to the terms appearing in the executive benefits agreements. These executive benefits agreements and stock option agreements are described further in this proxy statement in the section entitled “EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS.”

Compensation of Chief Executive Officer

Balu Balakrishnan has served as president and chief executive officer since January 2002. The compensation and equity award committee set Mr. Balakrishnan’s 2003 compensation, including a base salary of $320,000, in fiscal 2003. In determining eligibility for bonus compensation, the compensation and equity award committee reviewed Mr. Balakrishnan’s performance with regard to Power Integrations financial performance objectives including earnings per share targets. Mr. Balakrishnan received a bonus of $250,000 in connection with Power Integrations’ financial performance for 2003. In addition, as a result of his work on patents that were assigned to Power Integrations in 2002, Mr. Balakrishnan, pursuant to Power Integrations’ policy applicable to all employees, received a bonus of $23,333 in fiscal year 2003. Also, the board of directors granted Mr. Balakrishnan options to purchase 300,000 shares of Power Integrations’ common stock based on the responsibilities and expected contributions of Mr. Balakrishnan, the compensation of chief executive officers at similarly situated companies and the retention value of the grant.

Deductibility of Executive Compensation

Power Integrations has considered the provisions of Section 162(m) of the Code and the related Treasury Department regulations which restrict deductibility of executive compensation paid to each of the five most highly compensated executive officers at the end of any fiscal year to the extent the compensation exceeds $1,000,000 for any of those officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the 1988 Plan and 1997 Plan should qualify for an exemption from these restrictions. The compensation and equity award committee does not believe that other components of Power Integrations’ compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying this compensation for deductibility was necessary at this time. In the future, the compensation and equity award committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The compensation and equity award committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

THE COMPENSATION AND EQUITY AWARD COMMITTEE

Alan D. Bickell

R. Scott Brown

E. Floyd Kvamme

REPORT OF THE AUDIT COMMITTEE

The audit committee oversees Power Integrations’ financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. KPMG LLP is responsible for expressing an opinion as to the conformity of the audited financial statements with generally accepted accounting principles.

The audit committee consists of three directors, each of whom, in the judgment of the board of directors, is an “independent director” as defined in the listing standards for The Nasdaq Stock Market and the applicable Securities and Exchange Commission rules. The audit committee acts pursuant to the audit committee charter that has been adopted by the board of directors. A copy of this charter, as adopted on October 21, 2003, is attached to this proxy statement as Annex A.

The audit committee has discussed and reviewed with the auditors all matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Committee has met with KPMG LLP, with and without management present, to discuss the overall scope of KPMG LLP’s audit, the results of its examinations, its evaluations of Power Integrations’ internal controls and the overall quality of its financial reporting.

The audit committee has received from the auditors a formal written statement describing all relationships between the auditors and Power Integrations that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.

Based on the review and discussions referred to above, the audit committee recommended to Power Integrations board of directors that Power Integrations’ audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

MEMBERS OF THE FISCAL 2003 AUDIT COMMITTEE

Alan D. Bickell

Nicholas Brathwaite

E. Floyd Kvamme

COMPARISON OF STOCKHOLDER RETURN

Set forth below is a line graph comparing the annual percentage change in the cumulative total return on Power Integrations’ common stock with the cumulative total return of the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (“Nasdaq US”) and the CRSP Index for Nasdaq Electronic Components Stocks (“Nasdaq Electronic Components”) for the period commencing on December 31, 1998 and ending on December 31, 2003.(1)

Comparison of cumulative total return from December 31, 1998 through December 31, 2003

Power Integrations, Inc., Nasdaq Stock Market—US Index and the CRSP Index for

Nasdaq Electronic Components Stocks

	December 31,
	1998	1999	2000	2001	2002	2003
Power Integrations, Inc.	100.0	382.5	91.8	182.3	135.7	267.0
Nasdaq Stock Market (U.S. and Foreign)	100.0	186.4	112.7	88.9	61.2	92.3
Nasdaq Electronic Components Stocks SIC 3670-3679 US & Foreign	100.0	186.0	152.8	104.4	55.9	107.6

(1)	Assumes that $100.00 was invested on December 31, 1998 in Power Integrations’ common stock at the closing price of $6.27 and at the closing sales price for each index on that date and that any dividends were reinvested. All stock prices in the chart above have been adjusted to reflect a two-for-one stock split that occurred on November 8, 1999. No dividends have been declared on the common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Proposals of stockholders intended to be presented at the 2005 annual meeting of the stockholders of Power Integrations must be received by Power Integrations, addressed to the Corporate Secretary, at the principal executive offices, not later than January 2, 2005, and satisfy the conditions established by the SEC for stockholder proposals to be included in Power Integrations’ proxy statement for that meeting. Stockholder business that is not intended for inclusion in the proxy materials may be brought before the annual meeting so long as Power Integrations receives notice of the proposal as specified by Power Integrations’ bylaws, addressed to the secretary at its principal executive offices no later than January 2, 2005.

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the only business which the board of directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the board of directors

John M. Cobb

Secretary

April 26, 2004

ANNEX A

POWER INTEGRATIONS, INC.

Charter of the Audit Committee of the

Board of Directors

Statement of Policy

This Charter specifies the scope of the responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Power Integrations, Inc. (the “Company”) and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

The primary purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Committee shall also review the qualifications, independence and performance, and approve the terms of engagement of the Company’s independent auditor, review the performance of the Company’s internal audit function and prepare any reports required of the Committee under rules of the Securities and Exchange Commission (“SEC”).

The Company shall provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this Charter, to compensate its advisors and to compensate any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Committee, at its discretion, has the authority to initiate special investigations, and, hire special legal, accounting or other outside advisors or experts to assist the Committee, as it deems necessary to fulfill its duties under this Charter. The Committee may also perform such other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

Organization and Membership Requirements

The Committee shall comprise three or more directors selected by the Board, each of whom shall satisfy the independence and experience requirements of The Nasdaq Stock Market, provided that one director who does not meet the independence criteria of Nasdaq, but is not a current employee or officer, or an immediate family member of an employee or officer, may be appointed to the Committee, subject to the approval of the Board pursuant to, and subject to the limitations under, the “exceptional and limited circumstances” exceptions as provided under the rules of Nasdaq. In addition, the Committee shall not include any member who:

•	has participated in the preparation of the financial statements of the Company or any current subsidiary at any time during the past three (3) years; or

•	accepts any consulting, advisory, or other compensatory fee, directly or indirectly, from the Company, other than in his or her capacity as a member of the Committee, the Board, or any other committee of the Board; or

•	is an affiliate of the Company or any subsidiary of the Company, other than a director who meets the independence requirements of The Nasdaq Stock Market.

Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, at least one member shall have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual being financially sophisticated, which may include being or having been a chief executive, chief financial or other senior officer with financial oversight responsibilities.

The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be replaced by the Board. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

Meetings

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee may form and delegate authority to subcommittees, or to one or more members of the Committee, when appropriate. The Committee shall meet with management and the independent auditor in separate executive sessions as appropriate. The Committee shall meet with the independent auditor and management to review the Company’s financial statements and financial reports. The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record summaries of its recommendations to the Board in written form, which will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.

Committee Authority and Responsibilities

To fulfill its responsibilities and duties, the Committee shall:

a. Oversight of the Company’s Independent Auditor

i.  Be directly and solely responsible for the appointment, compensation, retention and oversight of any independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged by the Company for the purpose of preparing or issuing an audit report or related work, with each such auditor reporting directly to the Committee.

ii.  Periodically review and discuss with the independent auditor (i) the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and (ii) any formal written statements received from the independent auditor consistent with and in satisfaction of Independence Standards Board Standard No. 1, as amended, including without limitation, descriptions of (x) all relationships between the auditor and the Company, (y) any disclosed relationships or services that may impact the independent auditor’s objectivity and independence and (z) whether any of the Company’s senior finance personnel were recently employed by the independent auditor.

iii.  Evaluate annually the qualifications, performance and independence of the independent auditor, including a review of whether the independent auditor’s quality-control procedures are adequate and a review and evaluation of the lead partner of the independent auditor, taking into account the opinions of management and the Company’s internal auditors, and report to the Board on its conclusions, together with any recommendations for additional action.

iv.  Consult with the independent auditor to assure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit every five years, consider issues related to the timing of such rotation and the transition to new lead and reviewing partners, and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm, and report to the Board on its conclusions.

v.  Approve in advance the engagement of the independent auditor for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approve the fees and other terms of any such engagement; provided, however, that (i) the Committee may establish pre-approval policies and procedures for any engagement to render such services, provided that such polices and procedures (x) are detailed as to particular services, (y) do not involve delegation to management of the Committee’s responsibilities hereunder and (z) provide that, at its next scheduled meeting, the Committee is informed as to each such service for which the independent auditor is engaged pursuant to such policies and procedures, and (ii) the Committee may delegate to one or more members of the Committee the authority to grant pre-approvals for such services, provided that (a) the decisions of such member(s) to grant any such pre-approval shall be presented to the Committee at its next scheduled meeting and (b) the Committee has established policies and procedures for such pre-approval of services consistent with the requirements of clauses (i)(x) and (y) above.

vi.  Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

vii.  Approve as necessary the termination of the engagement of the independent auditor.

viii.  Establish policies for the hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company, taking into account the impact of such policies on auditor independence.

ix.  Review with the independent auditor any accounting adjustments that were noted or proposed by the auditor but that were “passed” (as immaterial or otherwise), any “management” or “internal control” letter or schedule of unadjusted differences issued, or proposed to be issued, by the auditor to the Company, or any other material written communication provided by the auditor to the Company’s management.

x.  Review with the independent auditor the critical accounting policies and practices used by the Company, all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that the independent auditor has discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

b. Review of Financial Reporting, Policies and Processes

i.  Review and discuss with management and the independent auditor any certification, report, opinion or review rendered by the independent auditor, and recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

ii.  Review and discuss earnings press releases and other information provided to securities analysts and rating agencies, including any “pro forma” or adjusted financial information.

iii.  Periodically meet separately with management and with the independent auditor.

iv.  Review with management its assessment of the effectiveness and adequacy of the Company’s internal control structure and procedures for financial reporting (“Internal Controls”), review annually with the independent auditor the attestation to and report on the assessment made by management, and consider with management, the internal auditors and the independent auditor whether any changes to the Internal Controls are appropriate in light of management’s assessment or the independent auditor’s attestation.

v.  To the extent that it deems appropriate, review with management its evaluation of the Company’s procedures and controls designed to assure that information required to be disclosed in its periodic public reports is recorded, processed, summarized and reported in such reports within the time periods specified by the SEC for the filing of such reports (“Disclosure Controls”), and consider whether any changes are appropriate in light of management’s evaluation of the effectiveness of such Disclosure Controls.

vi.  Review and discuss with management and the independent auditor any off-balance sheet transactions or structures and their effect on the Company’s financial results and operations, as well as the disclosure regarding such transactions and structures in the Company’s public filings.

vii.  Review with the independent auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

c. Risk Management, Related Party Transactions, Legal Compliance and Ethics

i.  Review with the chief executive and chief financial officer of the Company any report on significant deficiencies in the design or operation of the Internal Controls that could adversely affect the Company’s ability to record, process, summarize or report financial data, any material weaknesses in Internal Controls identified to the auditors, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls.

ii.  Review and approve any related-party transactions, after reviewing each such transaction for potential conflicts of interests and other improprieties.

iii.  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Adopt, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns.

iv.  In consultation with the Nominating and Corporate Governance Committee, adopt a Code of Conduct for all employees and directors, which meets the requirements of Item 406 of the SEC’s Regulation S-K, and provide for and review prompt disclosure to the public of any change in, or waiver of, such Code of Conduct. Review such Code of Conduct periodically and recommend such changes to such Code of Conduct as the Committee shall deem appropriate, and adopt procedures for monitoring and enforcing compliance with such Code of Conduct.

v.  As requested by the Board, review and investigate conduct alleged by the Board to be in violation of the Company’s Code of Conduct or the Company’s Code of Business Conduct and Conduct, and adopt as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct.

vi.  Discuss with management and the independent auditor any correspondence with regulators or governmental agencies that raise material issues regarding the Company’s financial statements or accounting policies.

vii.  Review with the Company’s general counsel and report to the Board on litigation, material government investigations and compliance with applicable legal requirements and the Company’s Code of Business Conduct and Ethics.

viii.  Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

ix.  Review and reassess the Charter’s adequacy as appropriate.

ANNEX B

POWER INTEGRATIONS, INC.

Charter of

The Nominating and Corporate Governance Committee

of the Board of Directors

I. Statement of Policy

This Charter specifies the scope of the responsibilities of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Power Integrations, Inc. (the “Company”) and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

The primary responsibilities of the Committee are to (i) identify individuals qualified to become Board members; (ii) select, or recommend to the Board, director nominees for each election of directors; (iii) develop and recommend to the Board criteria for selecting qualified director candidates; (iv) consider committee member qualifications, appointment and removal; (v) recommend and/or review the adequacy corporate governance principles applicable to the Company, and (vi) provide oversight in the evaluation of the Board and each committee.

II. Organization and Membership Requirements

The Committee shall be comprised of two or more directors, each of whom shall satisfy the independence requirements established by the rules of Nasdaq, provided that one director who does not meet the independence criteria of Nasdaq may, subject to the approval of the Board, serve on the Committee pursuant to, and subject to the limitation under, the “exceptional and limited circumstances” exception as provided under the rules of Nasdaq.

The members of the Committee shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be removed or replaced by the Board. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership. The Committee may, from time to time, delegate duties or responsibilities to subcommittees or to one member of the Committee.

A majority of the members shall represent a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee.

The Committee shall have the authority to obtain advice or assistance from consultants, legal counsel, accounting or other advisors as appropriate to perform its duties hereunder, and to determine the terms, costs and fees for such engagements. Without limitation, the Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates and to determine and approve the terms, costs and fees for such engagements. The fees and costs of any consultant or advisor engaged by the Committee to assist the Committee in performing its duties hereunder shall be borne by the Company.

III. Meetings

The Committee shall meet as often as it deems necessary to fulfill its responsibilities hereunder, and may meet with management or individual directors at any time it deems appropriate to discuss any matters before the Committee.

The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

B-1

IV. Committee Authority and Responsibility

To fulfill its responsibilities and duties hereunder, the Committee shall:

A. Nominating Functions

1.	Evaluate and select, or recommend to the Board, director nominees for each election of directors, except that if the Company is at any time legally required by contract or otherwise to provide any third party with the ability to nominate a director, the Committee need not evaluate or propose such nomination, unless required by contract or requested by the Board.

2.	Determine criteria for selecting new directors, including desired board skills and attributes, and identify and actively seek individuals qualified to become directors.

3.	Consider any nominations of director candidates validly made by stockholders.

4.	Review and make recommendations to the Board concerning qualifications, appointment and removal of committee members.

B. Corporate Governance Functions

1.	Develop, recommend for Board approval, and/or review on an ongoing basis the adequacy of, the corporate governance principles applicable to the Company. Such principles shall include director qualification standards, director responsibilities, committee responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession and annual performance evaluation of the Board and committees.

2.	Assist the Board in developing criteria for the evaluation of Board and committee performance.

3.	Evaluate the Committee’s own performance on an annual basis.

4.	Make regular reports to the Board regarding the foregoing.

5.	Review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

6.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

B-2

ANNEX C

POWER INTEGRATIONS, INC.

1997 STOCK OPTION PLAN, AS AMENDED

1.    Establishment, Purpose and Term of Plan.

1.1    Establishment.    The Power Integrations, Inc. 1997 Stock Option Plan (the “Plan”) is hereby established effective as of June 3, 1997 (the “Effective Date”).

1.2    Purpose.    The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

1.3    Term of Plan.    The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the Effective Date.

2.    Definitions and Construction.

2.1    Definitions.    Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)  “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(b)  “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(c)  “Committee” means the compensation committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(d)  “Company” means Power Integrations, Inc., a Delaware corporation, or any successor corporation thereto.

(e)  “Consultant” means any person, including a n advisor, engaged by a Participating Company to render services other than as an Employee or a Director.

(f)  “Director” means a member of the Board or of the Board of Directors of any other Participating Company.

(g)  “Disability” means the inability of the Optionee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Optionee’s position with the Participating Company group because of the sickness or injury of the Optionee.

(h)  “Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.

(i)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)  “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its sole discretion, or by the Company, in its sole discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) If, on such date, there is a public market for the Stock, the Fair Market Value of a share of Stock shall be the closing sale price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq Small-Cap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in the Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its sole discretion.

(ii) If, on such date, there is no public market for the Stock, the Fair Market Value of a share of Stock shall be as determined by the Board without regard to any restriction other than a restriction which, by its terms, will never lapse.

(k)  “Incentive Stock Option” means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(l)  “Insider” means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(m)  “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

(n)  “Option” means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(o)  “Option Agreement” means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof.

(p)  “Optionee” means a person who has been granted one or more Options.

(q)  “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(r)  “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.

(s)  “Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.

(t)  “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(u)  “Section 162(m)” means Section 162(m) of the Code.

(v)  “Securities Act” means the Securities Act of 1933, as amended.

(w)  “Service” means an Optionee’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. The Optionee’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee’s Service. Furthermore, an Optionee’s Service with the Participating Company Group shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Optionee’s Service shall be deemed to have terminated unless the Optionee’s right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Optionee’s Option Agreement. The Optionee’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its sole discretion, shall determine whether the Optionee’s Service has terminated and the effective date of such termination.

(x)  “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(y)  “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(z)  “Ten Percent Owner Optionee” means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

2.2    Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.    Administration.

3.1    Administration by the Board.    The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.2    Administration with Respect to Insiders.    With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.3    Powers of the Board.    In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its sole discretion:

(a)  to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option;

(b)  to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c)  to determine the Fair Market Value of shares of Stock or other property;

(d)  to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Optionee’s termination of Service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

(e)  to approve one or more forms of Option Agreement;

(f)  to amend, modify, extend, cancel, renew, reprice or otherwise adjust the exercise price of, or grant a new Option in substitution for, any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof;

(g)  to accelerate, continue, extend or defer the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an Optionee’s termination of Service with the Participating Company Group;

(h)  to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and

(i)  to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent consistent with the Plan and applicable law.

3.4    Committee Complying with Section 162(m).    If a Participating Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Option which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

4.    Shares Subject to Plan.

4.1    Maximum Number of Shares Issuable.    Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be the sum of (a) 1,386,764 shares, and (b) the number of shares of Stock, as of the Effective Date, subject to outstanding options granted pursuant to the Company’s 1988 Stock Option Plan (the “Prior Plan”), which amount is 2,877,690 (the “Prior Plan Options”), resulting in an aggregate total of 4,264,454, increased on the first day of each fiscal year of the Company beginning on or after January 1, 1999 by a number of shares equal to five percent (5%) of the number of shares of Stock issued and outstanding on the last day of the preceding fiscal year (the “Share Reserve”). The Share Reserve shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. Notwithstanding the foregoing, the Share Reserve, determined at any time, shall be reduced by the number of shares remaining subject to outstanding Prior Plan Options. In addition, except as adjusted pursuant to Section 4.2, in no event shall more than 9,476,454 shares of Stock be cumulatively available for issuance pursuant to the exercise of Incentive Stock Options (the “ISO Share Issuance Limit”); provided, however, that the ISO Share Issuance Limit shall be increased to 10,226,454 shares of Stock effective as of January 1, 2005. If an outstanding Option for any reason expires or is terminated or canceled or shares of Stock acquired, subject to repurchase, upon the exercise of an Option are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Option, or such repurchased shares of Stock, shall again be available for issuance under the Plan.

4.2    Adjustments for Changes in Capital Structure.    In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan, in the ISO Share Issuance Limit set forth in Section 4.1, the Section 162(m) Grant Limit set forth in Section 5.4 and to any outstanding Options and in the exercise price per share of any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 8.1) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded up or down to the nearest whole number, as determined by the Board, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

5.    Eligibility And Option Limitations.

5.1    Persons Eligible for Options.    Options may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Options are granted in connection with written offers of an employment or other service relationship with the Participating Company Group. Eligible persons may be granted more than one (1) Option.

5.2    Option Grant Restrictions.    Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences service with a Participating Company, with an exercise price determined as of such date in accordance with Section 6.1.

5.3    Fair Market Value Limitation.    To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by an Optionee for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Optionee may designate which portion of such Option the Optionee is exercising. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

5.4    Section 162(m) Grant Limit.    Subject to adjustment as provided in Section 4.2, at any such time as a Participating Company is a “publicly held corporation” within the meaning of Section 162(m), no Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than four hundred thousand (400,000) shares of Stock (the “Section 162(m) Grant Limit”). An Option which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against the Section 162(m) Grant Limit for such period.

6.    Terms and Conditions of Options.

Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1    Exercise Price.    The exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that (a) the exercise price per share for an Incentive Stock Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) the exercise price per share for a Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (c) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2    Exercise Period.    Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with a Participating Company.

6.3    Payment of Exercise Price.

(a)   Forms of Consideration Authorized.    Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by the Optionee’s promissory note in a form approved by the Company, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the standard forms of Option Agreement described in Section 7, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)  Tender of Stock.    Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

(c)   Cashless Exercise.    The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

(d)  Payment by Promissory Note.    No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine at the time the Option is granted. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company’s securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

6.4    Tax Withholding.    The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, in its sole discretion, the Company shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon the exercise thereof. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Participating Company Group’s tax withholding obligations have been satisfied by the Optionee.

6.5    Repurchase Rights.    Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its sole discretion at the time the Option is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Optionee shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

6.6    Effect of Termination of Service.

(a)  Option Exercisability.    Subject to earlier termination of the Option as otherwise provided herein, an Option shall be exercisable after an Optionee’s termination of Service as follows:

(i)  Disability.    If the Optionee’s Service with the Participating Company Group is terminated because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of six (6) months (or such longer or shorter period of time as determined by the Board, in its sole discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Option Agreement evidencing such Option (the “Option Expiration Date”).

(ii)  Death.    If the Optionee’s Service with the Participating Company Group is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee’s legal representative or other person who acquired the right to exercise the Option by reason of the Optionee’s death at any time prior to the expiration of six (6) months (or such longer or shorter period of time as determined by the Board, in its sole discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date. The Optionee’s Service shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee’s termination of Service.

(iii)  Other Termination of Service.    If the Optionee’s Service with the Participating Company Group terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee’s Service terminated, may be exercised by the Optionee within three (3) months (or such longer or shorter period of time as determined by the Board, in its sole discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.

(b)   Extension if Exercise Prevented by Law.   Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.6(a) is prevented by the provisions of Section 12 below, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c)   Extension if Optionee Subject to Section 16(b).   Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.6(a) of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee’s termination of Service, or (iii) the Option Expiration Date.

7.    Standard Forms of Option Agreement.

7.1    Incentive Stock Options.    Unless otherwise provided by the Board at the time the Option is granted, an Option designated as an “Incentive Stock Option” shall comply with and be subject to the terms and conditions set forth in the form of Immediately Exercisable Incentive Stock Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

7.2    Nonstatutory Stock Options.    Unless otherwise provided by the Board at the time the Option is granted, an Option designated as a “Nonstatutory Stock Option” shall comply with and be subject to the terms and conditions set forth in the form of Immediately Exercisable Nonstatutory Stock Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

7.3    Standard Term of Options.    Except as otherwise provided in Section 6.2 or by the Board in the grant of an Option, any Option granted hereunder shall have a term of ten (10) years from the effective date of grant of the Option.

7.4    Authority to Vary Terms.    The Board shall have the authority from time to time to vary the terms of any of the standard forms of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement shall be in accordance with the terms of the Plan. Such authority shall include, but not by way of limitation, the authority to grant Options which are not immediately exercisable.

8.    Change in Control.

8.1    Definitions.

(a)   An “Ownership Change Event”     shall be deemed to have occurred if any of the following occurs with respect to the Company:

(i)   the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

(ii)   a merger or consolidation in which the Company is a party;

(iii)   the sale, exchange, or transfer of all or substantially all of the assets of the Company; or

(iv)   a liquidation or dissolution of the Company.

(b)   A “Change in Control”    shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

8.2    Effect of Change in Control on Options.    In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may either assume the Company’s rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation’s stock. For purposes of this Section 8.2, an Option shall be deemed assumed if, following the Change in Control, the Option confers the right to purchase in accordance with its terms and conditions, for each share of Stock subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) to which a holder of a share of Stock on the effective date of the Change in Control was entitled. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 8.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Board otherwise provides in its sole discretion.

9.    Provision of Information.

Each Optionee shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

10.    Transferability of Options.

During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee’s guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution, provided, however, that to the extent permitted by the Board and set forth in the agreement evidencing such Option, a Nonstatutory Stock Option may be transferred pursuant to a domestic relations order (as defined in Section 414(p) of the Code).

11.    Compliance with Securities Law.

The grant of Options and the issuance of shares of Stock upon exercise of Options shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. Options may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

12.    Indemnification.

In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

13.    Termination or Amendment of Plan.

The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

Annex D

POWER INTEGRATIONS, INC.

1997 EMPLOYEE STOCK PURCHASE PLAN

(As Amended Through June 3, 2004)

1. ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1 Establishment. The Power Integrations, Inc. 1997 Employee Stock Purchase Plan (the “Plan”) is hereby established effective as of the effective date of the initial registration by the Company of its Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Effective Date”).

1.2 Purpose. The purpose of the Plan is to advance the interests of Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

1.3 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued.

2. DEFINITIONS AND CONSTRUCTION.

2.1 Definitions. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(b) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(c) “Committee” means a committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(d) “Company” means Power Integrations, Inc., a Delaware corporation, or any successor corporation thereto.

(e) “Compensation” means, with respect to any Offering Period, base wages or salary, commissions, overtime, bonuses, annual awards, other incentive payments, shift premiums, and all other compensation paid in cash during such Offering Period before deduction for any contributions to any plan maintained by a Participating Company and described in Section 401(k) or Section 125 of the Code. Compensation shall not include reimbursements of expenses, allowances, long-term disability, workers’ compensation or any amount deemed received without the actual transfer of cash or any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase or stock option plan, or any other compensation not included above.

(f) “Eligible Employee” means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

(g) “Employee” means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while such individual is on any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event an individual’s leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual’s right to reemployment with the Participating Company Group is guaranteed either by statute or by contract. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

(h) “Fair Market Value” means, as of any date, if there is then a public market for the Stock, the closing price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq Small-Cap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its sole discretion. If there is then no public market for the Stock, the Fair Market Value on any relevant date shall be as determined by the Board. Notwithstanding the foregoing, the Fair Market Value per share of Stock on the Effective Date shall be deemed to be the public offering price set forth in the final prospectus filed with the Securities and Exchange Commission in connection with the initial public offering of the Stock.

(i) “Offering” means an offering of Stock as provided in Section 6.

(j) “Offering Date” means, for any Offering, the first day of the Offering Period with respect to such Offering.

(k) “Offering Period” means a period established in accordance with Section 6.1.

(l) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(m) “Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

(n) “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation designated by the Board as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Board shall have the sole and absolute discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies.

(o) “Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

(p) “Purchase Date” means, for any Purchase Period, the last day of such period.

(q) “Purchase Period” means a period established in accordance with Section 6.2.

(r) “Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.

(s) “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan at any time during an Offering Period.

(t) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(u) “Subscription Agreement” means a written agreement in such form as specified by the Company, stating an Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee’s Compensation.

(v) “Subscription Date” means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

(w) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. Administration.

3.1 Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan or the Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2 Authority of Officers. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3 Policies and Procedures Established by the Company. The Company may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its sole discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.

4. SHARES SUBJECT TO PLAN.

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be two million (2,000,000) and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of such Purchase Right shall again be available for issuance under the Plan.

4.2 Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company’s domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares subject to the Plan and each Purchase Right and in the Purchase Price. If a majority of the shares which are of the same class as the shares that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

5. ELIGIBILITY.

5.1 Employees Eligible to Participate. Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:

(a) Any Employee who is customarily employed by the Participating Company Group for less than twenty (20) hours per week; or

(b) Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

5.2 Exclusion of Certain Stockholders. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted a Purchase Right under the Plan if, immediately after such grant, such Employee would own or hold options to purchase stock of the

Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

6. OFFERINGS.

6.1 Offering Periods. Except as otherwise set forth below, the Plan shall be implemented by sequential Offerings of approximately twenty-four (24) months duration (an “Offering Period”); provided, however, that the first Offering Period shall commence on the Effective Date and end on January 31, 2000 (the “Initial Offering Period”). Subsequent Offerings shall commence on the first day of February and August of each year and end on the last day of the second January and July, respectively, occurring thereafter. Notwithstanding the foregoing, the Board may establish a different duration for one or more future Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the first or last day of an Offering Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period.

6.2 Purchase Periods. Each Offering Period shall consist of four (4) consecutive Purchase Periods of approximately six (6) months duration, or such other number or duration as the Board shall determine. The Purchase Period commencing on the Offering Date of the Initial Offering Period shall end on July 31, 1998. A Purchase Period commencing on or about February 1 shall end on or about the next July 31. A Purchase Period commencing on or about August 1 shall end on or about the next January 31. Notwithstanding the foregoing, the Board may establish a different duration for one or more future Purchase Periods or different commencing or ending dates for such Purchase Periods. If the first or last day of a Purchase Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Purchase Period.

7. PARTICIPATION IN THE PLAN.

7.1 Initial Participation. An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed Subscription Agreement to the office designated by the Company not later than the close of business for such office on the Subscription Date established by the Company for such Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement to the Company’s designated office on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate office of the Company on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in such Offering Period but may participate in any subsequent

Offering Period provided such Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

7.2 Continued Participation. A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that such Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1 or (b) terminated employment as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement. Eligible Employees may not participate simultaneously in more than one Offering.

8. RIGHT TO PURCHASE SHARES.

8.1 Grant of Purchase Right. Except as set forth below, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase the lesser of (a) that number of whole shares of Stock determined by dividing Fifty Thousand Dollars ($50,000) by the Fair Market Value of a share of Stock on such Offering Date or (b) five thousand (5,000) shares of Stock. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.

8.2 Pro Rata Adjustment of Purchase Right. Notwithstanding the provisions of Section 8.1, if the Board establishes an Offering Period of any duration other than twenty-four months, then (a) the dollar amount in Section 8.1 shall be determined by multiplying $2,083.33 by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole dollar, and (b) the share amount in Section 8.1 shall be determined by multiplying 208.33 shares by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole share.

8.3 Calendar Year Purchase Limitation. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section 8.3 shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.

9. PURCHASE PRICE.

The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Board; provided, however, that the Purchase Price shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Purchase Price for that Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period, or (b) the Fair Market Value of a share of Stock on the Purchase Date.

10. ACCUMULATION OF PURCHASE PRICE THROUGH PAYROLL DEDUCTION.

Shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

10.1 Amount of Payroll Deductions. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation on each payday during an Offering Period shall be determined by the Participant’s Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant’s Compensation to be deducted on each payday during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions made effective following the first payday during an Offering) or more than fifteen percent (15%). Notwithstanding the foregoing, the Board may change the limits on payroll deductions effective as of any future Offering Date.

10.2 Commencement of Payroll Deductions. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

10.3 Election to Change or Stop Payroll Deductions. During an Offering Period, a Participant may elect to increase or decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company’s designated office an amended Subscription Agreement authorizing such change on or before the “Change Notice Date.” The “Change Notice Date” shall be a date prior to the beginning of the first pay period for which such election is to be effective as established by the Company from time to time and announced to the Participants. A Participant who elects to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in the current Offering Period unless such Participant withdraws from the Plan as provided in Section 12.1.

10.4 Administrative Suspension of Payroll Deductions. The Company may, in its sole discretion, suspend a Participant’s payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted during a calendar year under the limit set forth in Section 8.3. Payroll deductions shall be resumed at the rate specified in the Participant’s then effective Subscription Agreement at the beginning of the next Purchase Period the Purchase Date of which falls in the following calendar year.

10.5 Participant Accounts. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant’s Compensation shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

10.6 No Interest Paid. Interest shall not be paid on sums deducted from a Participant’s Compensation pursuant to the Plan.

10.7 Voluntary Withdrawal from Plan Account. A Participant may withdraw all or any portion of the payroll deductions credited to his or her Plan account and not previously applied toward the purchase of Stock by delivering to the Company’s designated office a written notice on a form provided by the Company for such purpose. A Participant who withdraws the entire remaining balance credited to his or her Plan account shall be deemed to have withdrawn from the Plan in accordance with Section 12.1. Amounts withdrawn shall be returned to the Participant as soon as practicable after the withdrawal and may not be applied to the purchase of shares in any Offering under the Plan. The Company may from time to time establish or change limitations on the frequency of withdrawals permitted under this Section, establish a minimum dollar amount that must be retained in the Participant’s Plan account, or terminate the withdrawal right provided by this Section.

11. PURCHASE OF SHARES.

11.1 Exercise of Purchase Right. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant’s Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

11.2 Pro Rata Allocation of Shares. In the event that the number of shares of Stock which might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

11.3 Delivery of Certificates. As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant, as appropriate, of a certificate representing the shares acquired by the Participant on such Purchase Date; provided that the Company may deliver such shares to a broker that holds such shares in street name for the benefit of the Participant. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.

11.4 Return of Cash Balance. Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain such amount in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period, as the case may be.

11.5 Tax Withholding. At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the foreign, federal, state and local tax withholding obligations of the Participating Company Group, if any, which arise upon exercise of the Purchase Right or upon such disposition of shares, respectively. The Participating Company Group may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

11.6 Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

11.7 Reports to Participants. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant’s Plan account pursuant to Section 11.4. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine.

12. WITHDRAWAL FROM OFFERING OR PLAN.

12.1 Voluntary Withdrawal from the Plan. A Participant may withdraw from the Plan by signing and delivering to the Company’s designated office a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan after the Purchase Date of a Purchase Period, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company’s designated office for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

12.2 Automatic Withdrawal from an Offering. If the Fair Market Value of a share of Stock on a Purchase Date of an Offering Period (other than the final Purchase Date of such offering) is less than the Fair Market Value of a share of Stock on the Offering Date for such Offering Period, then every Participant shall automatically be (a) withdrawn from such Offering Period after the acquisition of shares of Stock on the Purchase Date and (b) enrolled in the new Offering Period effective on its Offering Date. A Participant may elect not to be automatically withdrawn from an Offering Period pursuant to this Section 12.2 by delivering to the Company’s designated office not later than the close of business on Offering Date new Offering Period a written notice indicating such election.

12.3 Return of Payroll Deductions. Upon a Participant’s voluntary withdrawal from the Plan pursuant to Sections 12.1 or automatic withdrawal from an Offering pursuant to Section 12.2, the Participant’s accumulated payroll deductions which have not been applied toward the purchase of shares of Stock (except, in the case of an automatic withdrawal pursuant to Section 12.2, for an amount necessary to purchase an additional whole share as provided in Section 11.4) shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant’s interest in the Plan or the Offering, as applicable, shall terminate. Such accumulated payroll deductions to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

13. TERMINATION OF EMPLOYMENT OR ELIGIBILITY.

Upon a Participant’s ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately. In such event, the payroll deductions credited to the Participant’s Plan account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s legal representative, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of Sections 5 and 7.1.

14. CHANGE IN CONTROL.

14.1 Definitions.

(a) An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(b) A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

14.2 Effect of Change in Control on Purchase Rights. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may assume the Company’s rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company’s rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Purchase Period shall be accelerated to a date before the date of the Change in Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

15. NONTRANSFERABILITY OF PURCHASE RIGHTS.

A Purchase Right may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

16. COMPLIANCE WITH SECURITIES LAW.

The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the

Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

17. RIGHTS AS A STOCKHOLDER AND EMPLOYEE.

A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of a certificate for the shares purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant’s employment at any time.

18. LEGENDS.

The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL

SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE).”

19. NOTIFICATION OF SALE OF SHARES.

The Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right within two years from the date of granting such Purchase Right or one year from the date of exercise of such Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the lapse of the time periods with respect to such Purchase Right referred to in the preceding sentence. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

20. NOTICES.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. INDEMNIFICATION.

In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

22. AMENDMENT OR TERMINATION OF THE PLAN.

The Board may at any time amend or terminate the Plan, except that (a) such termination shall not affect Purchase Rights previously granted under the Plan, except as permitted under the Plan, and (b) no amendment may adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the shares of Stock under applicable federal, state or foreign securities laws). In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies.

DETACH HERE

PROXY

POWER INTEGRATIONS, INC.

Proxy for the Annual Meeting of Stockholders

To be held on June 3, 2004

Solicited by the Board of Directors

The undersigned hereby appoints Balu Balakrishnan and John M. Cobb, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Power Integrations, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 5245 Hellyer Avenue, San Jose, CA 95138 at 1:00 p.m., local time, and at any adjournment or postponement thereof (i) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 26, 2004 (the “Proxy Statement”), receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

POWER INTEGRATIONS, INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

	Vote-by-Internet			Vote-by-Telephone
1.	Log on to the Internet and go to http://www.eproxyvote.com/powi	OR	1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING. A vote FOR the following proposals is recommended by the Board of Directors.

1	To elect two (2) Class I directors to hold office for a three-year term and until their successors are elected and qualified: Nominees: (01) R. Scott Brown and (02) Steven J. Sharp			2	To approve an amendment to the Power Integrations, Inc. 1997 Stock Option Plan which provides that effective January 1, 2005, 750,000 shares which would otherwise only be available for grant under such plan pursuant to nonstatutory stock options may instead be granted pursuant to incentive stock options.	FOR ☐	AGAINST ☐	ABSTAIN ☐

		FOR ☐	WITHHELD ☐	3	To approve an increase in the number of shares reserved for issuance under the Power Integrations, Inc. 1997 Employee Stock Purchase Plan from 1,500,000 to 2,000,000 shares of common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	☐	For all nominees except as noted above		4	To ratify the appointment of KPMG LLP as Power Integrations, Inc. new independent auditors for the fiscal year ended 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐

					MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

					MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐

Please sign here. Sign exactly as your name(s) appears on your stock certificate.
If shares of stock are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the Proxy for a deceased stockholder should give their
				full title. Please date the Proxy.

Signature:                                                       Date:                          Signature:                                                           Date: